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The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2003

Filed Pursuant to Rule 424(b)(2) Registration No. 333-102388

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 18, 2003)

8,000,000 DEPOSITARY SHARES

SOUTHERN UNION COMPANY

EACH REPRESENTING ONE-TENTH OF A SHARE OF
      % NONCUMULATIVE PREFERRED STOCK, SERIES A
(LIQUIDATION PREFERENCE $250 PER SHARE)

        As a holder of Depositary Shares, you are entitled to all proportional rights and preferences of the    % Noncumulative Preferred Stock, Series A (the "    % Preferred Stock") (including dividend, voting, redemption and liquidation rights). We will deposit the    % Preferred Stock with Wells Fargo Bank Minnesota, National Association, as Depositary. You must exercise such rights acting through the Depositary.

        Dividends on the    % Preferred Stock are noncumulative and are payable quarterly on            ,            ,             and            of each year, commencing                   , 2004, when, as and if declared by our Board of Directors. The dividend rate on the    % Preferred Stock is    % per annum, which is equivalent to $            per annum per Depositary Share. Because dividends on the    % Preferred Stock are noncumulative, if our Board of Directors for any reason does not declare a dividend on the    % Preferred Stock for a dividend period, we will have no obligation to pay a dividend for such period, whether or not our earnings were sufficient to pay such dividends in whole or in part, and whether or not dividends on the    % Preferred Stock are declared for any future dividend period. Generally, unless full dividends for the three immediately preceding dividend periods and the then-current dividend period (or in the event there have been fewer than three full dividend periods, then for each dividend period since the date of original issuance of the    % Preferred Stock) on the    % Preferred Stock have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside, no dividends (whether cash, stock or other) may be declared or paid or set aside for payment, nor shall any other distributions be made on the common stock or any other security of the Company ranking junior to or on a parity with the    % Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding up. See "Terms of the    % Preferred Stock—Dividends."

        The proportional liquidation preference of each Depositary Share is $25 plus all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the date of final distribution (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared). See "Terms of the    % Preferred Stock—Rights Upon Liquidation."

        On or after October    , 2008, Southern Union has the option to redeem all or a portion of the    % Preferred Stock, at $250 per share, which is equivalent to $25 per Depositary Share, plus all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared). See "Terms of the    % Preferred Stock—Redemption." The      % Preferred Stock will have no maturity date and will remain outstanding indefinitely unless redeemed.

        We have applied to list the Depositary Shares on the New York Stock Exchange under the symbol "SUGPrC."

        Investing in our securities involves risks. See "Risk Factors" beginning on page S-8.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share		Total
Public offering price		$25.00	$
Underwriting discount	$		$
Proceeds to us, before expenses	$		$

        The underwriting discount will be $    per Depositary Share with respect to any Depositary Shares sold to certain institutions. Therefore, to the extent of any such sales to any such institutions, the actual total underwriting discount will be less than, and the actual total proceeds to us will be greater than, the amounts shown in the table above.

        The initial public offering price set forth above does not include accrued dividends, if any. Dividends on the    % Preferred Stock will accrue from October     , 2003 and will be included in the purchase price paid by the purchaser if the Depositary Shares are delivered after October     , 2003.

        We have granted to the underwriters a 30-day option to purchase up to 1,200,000 additional Depositary Shares on the same terms and conditions as set forth above, solely to cover over-allotments, if any.

        The underwriters expect to deliver the Depositary Shares against payment in New York, New York on October    , 2003.

Joint Book-Running Managers

JPMorgan	Merrill Lynch & Co.
Wachovia Securities	A.G. Edwards & Sons, Inc.	Stifel, Nicolaus & Company
Incorporated
Credit Lyonnais Securities (USA) Inc.	KBC Financial Products

The date of this prospectus supplement is October     , 2003.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of the document in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in or incorporated by reference into this prospectus supplement updates and supplements and, to the extent inconsistent therewith, supercedes, the information contained in the accompanying prospectus and any earlier filed document.

i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including securities other than those that we are offering in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Incorporation by Reference" on page S-35 and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "Southern Union Company," "Southern Union," "SUG," "we," "us," "our," or similar terms are to Southern Union Company and its subsidiaries. References to "Panhandle" refer to our wholly-owned subsidiary, Panhandle Eastern Pipe Line Company, LLC and its subsidiaries.

ii

SUMMARY

Southern Union Company

        Southern Union is primarily engaged in the transportation, storage and distribution of natural gas in the United States. We distribute natural gas as a public utility to approximately one million customers through the following three operating divisions:

        Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 502,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett). Missouri Gas Energy has 7,954 miles of mains, 4,877 miles of service lines and 47 miles of transmission lines.

        New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 298,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts). New England Gas Company has 3,635 miles of mains and 3,042 miles of service lines.

        PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 158,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport). PG Energy has 2,504 miles of mains, 1,502 miles of service lines and 29 miles of transmission lines.

        Through Panhandle, our wholly owned subsidiary, we operate a large natural gas pipeline network consisting of over 10,000 miles of pipeline and a liquefied natural gas ("LNG") regasification plant. The pipeline network, consisting of the Panhandle transmission system, the Trunkline Gas Company transmission system and the Sea Robin transmission system, provides over 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. Our pipeline network transports an estimated 6% of the natural gas consumed in the United States and an estimated 20% of the natural gas consumed in the Midwest. Panhandle's major customers include 25 utilities located primarily in the United States Midwest market area, which encompasses large portions of Illinois, Indiana, Michigan, Missouri, Ohio and Tennessee.

        The Panhandle transmission system consists of a system of four large-diameter parallel pipelines, extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through Missouri, Illinois, Indiana and Ohio into Michigan. This system is comprised of approximately 6,500 miles of pipeline.

        The Trunkline Gas Company transmission system consists of a system of two large-diameter parallel pipelines, extending approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. This system is comprised of approximately 3,500 miles of pipeline.

        The Sea Robin transmission system consists of two offshore Louisiana natural gas supply systems. These systems are comprised of approximately 432 miles of pipeline extending approximately 81 miles into the Gulf of Mexico.

        Panhandle has a total of approximately 90 billion cubic feet of total storage available for use in connection with its gas transmission systems. Panhandle owns and operates 47 compressor stations and has five underground gas storage fields located in Illinois, Michigan, Kansas, Oklahoma and Louisiana with a combined maximum working storage capacity of approximately 72 billion cubic feet. Panhandle also has contracts with third parties that provide for approximately 18 billion cubic feet of storage.

        Panhandle owns an LNG regasification plant and related LNG tanker port, unloading facilities and LNG storage facilities located at Lake Charles, Louisiana. This LNG plant is one of the largest operating LNG facilities in North America, based on its current sustainable send out capacity of approximately 630 million cubic feet per day. Panhandle has plans to expand its send out capacity to approximately 1.2 billion cubic feet per day.

        We also own and operate various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

        Our strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of this strategy include:

        Focusing each of our operating units on meeting its allowable rate of return.    We will continue to focus each of our operating units on meeting its allowable rate of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. Further, when appropriate, we will continue to seek rate increases within each of our operating units.

        Maintaining an investment grade rating and credit profile.    We will continue to seek to enhance our credit profile through increased diversification of regulated cash flow and earnings sources and seek to reduce over time our ratio of total debt to total capitalization to strengthen our balance sheet. The acquisition of Panhandle in June 2003 assisted in diversifying our regulated cash flow and earnings sources.

        Expansion through development of our existing businesses.    Although our existing businesses are subject to limited customer growth, we will continue to pursue other growth opportunities to expand our customer base which may include the expansion of Panhandle's LNG facility and the promotion of non-winter demand such as gas-fired co-generation and other off-peak processes.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

The Offering

Securities offered	8,000,000 Depositary Shares, each representing a one-tenth interest in a share of % Noncumulative Preferred Stock, Series A (the " % Preferred Stock"), at a price of $25 per Depositary Share. We have granted to the underwriters a 30-day option to purchase up to 1,200,000 additional Depositary Shares solely to cover over-allotments. See "Description of Depositary Shares" and "Terms of the % Preferred Stock."
Ranking
No series of our preferred stock is currently outstanding. The % Preferred Stock will rank senior to our common stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The % Preferred Stock and derivatively the Depositary Shares rank junior to all of our liabilities.
Dividends
Dividends on the % Preferred Stock are noncumulative, accrue from the date of issuance, and are payable quarterly on , , and of each year, commencing , 2004, when, as and if declared by our Board of Directors. The dividend rate on the % Preferred Stock is % per annum, which is equivalent to $ per annum per Depositary Share. Because dividends on the % Preferred Stock are noncumulative, if our Board of Directors for any reason does not declare a dividend on the % Preferred Stock for a dividend period, we will have no obligation to pay a dividend for such period, whether or not our earnings were sufficient to pay such dividends in whole or in part, and whether or not dividends on the % Preferred Stock are declared for any future dividend period. See "Terms of the % Preferred Stock — Dividends."
Liquidation preference
If we liquidate, dissolve or wind up, then the holders of the % Preferred Stock at the time outstanding will be entitled to receive $250 per share, equivalent to $25 per Depositary Share, plus all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the date of final distribution (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared), before any distribution of assets is made to holders of our common stock or any other class of our stock ranking junior to the % Preferred Stock as to distribution of assets upon our liquidation, dissolution or winding up. See "Terms of the % Preferred Stock — Liquidation Preference."

Optional redemption
We may not redeem the Depositary Shares and the underlying % Preferred Stock prior to October , 2008. On or after October , 2008, we may redeem the Depositary Shares and the % Preferred Stock, at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a price of $250 per share of % Preferred Stock, equivalent to $25 per Depositary Share, plus all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared). See "Terms of the % Preferred Stock — Redemption."
Mandatory redemption	The Depositary Shares and the underlying % Preferred Stock will not be subject to any sinking fund or other mandatory redemption provision.
Maturity
The % Preferred Stock does not have any maturity date, and we are not required to redeem the % Preferred Stock. Accordingly, the Depositary Shares and the % Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.
Voting rights
Holders of shares of % Preferred Stock have no voting rights except as provided in the certificate of designations, preferences and rights establishing our % Preferred Stock and as required by Delaware law. In the event that any six quarterly dividends (whether or not consecutive and whether or not earned or declared) have not been paid on the % Preferred Stock, the holders of the % Preferred Stock will have the right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the % Preferred Stock, either as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors and the size of the Board of Directors will be increased accordingly to effect such election. Holders of the Depositary Shares will be entitled to one-tenth of a vote for each Depositary Share held when such shares are entitled to vote. See "Terms of the % Preferred Stock — Voting Rights."
No conversion rights	The % Preferred Stock will not be convertible into shares of any other class or series of our capital stock or any other security.

Use of proceeds
We estimate that the net proceeds from the sale of securities in this offering will be approximately $ million, after underwriting discounts and payment of estimated expenses, or $ if the underwriters exercise their over-allotment option in full. We will use the net proceeds initially to pay down our long-term credit facility and the balance of the net proceeds, if any, to pay down our term loan. Approximately 30 days after the closing of this offering, we will use our available cash and reborrow under our credit facilities to redeem in full $100,000,000 principal amount of our 9.48% Subordinated Deferrable Interest Notes, due May 17, 2025, plus accrued but unpaid interest (the proceeds of which in turn will be used by Southern Union Financing I to redeem in full $100,000,000 principal amount of its 9.48% Trust Originated Preferred Securities, plus accrued but unpaid interest). See "Use of Proceeds" and "Underwriting."
Ratings
We expect that Standard & Poor's, a division of The McGraw-Hill Companies ("Standard & Poor's"), will assign the % Preferred Stock a rating of BB+ and that Moody's Investors Service, Inc. ("Moody's") will assign the % Preferred Stock a rating of Ba2. Ratings are not a recommendation to buy, sell or hold the Depositary Shares and the underlying % Preferred Stock. We cannot give any assurance that the ratings will be retained for any time period or that they will not be revised downward or withdrawn by the ratings agencies.
Absence of market for the Depositary Shares and the % Preferred Stock
The Depositary Shares and the underlying % Preferred Stock are new issues of securities with no established trading market. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of the % Preferred Stock except as represented by the Depositary Shares. See "Underwriting."
Listing
We have filed an application to list the Depositary Shares on the New York Stock Exchange under the symbol "SUGPrC." If the application is approved, then we expect trading of the Depositary Shares on the New York Stock Exchange to begin on the date of initial delivery of the Depositary Shares.
Risk factors
See "Risk Factors" and other information included in or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in % Preferred Stock through our Depositary Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion of our plans and proposals under "Summary—Southern Union Company," "Risk Factors" and "Unaudited Pro Forma Combined Condensed Statements of Operations," are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements constitute forward-looking statements that are based on our current expectations, estimates and projections about the industries in which we operate and our beliefs and assumptions. These forward-looking statements are not historical facts, but rather reflect our current expectations concerning future results and events. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

        These statements are not guarantees of future performance and involve various risks, uncertainties and assumptions, which are difficult to predict and many of which are outside our control. Therefore, actual results, performance and achievements may differ materially from what is expressed or forecasted in such forward-looking statements. Prospective investors may review our reports filed in the future with the Securities and Exchange Commission (the "Commission") for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements. However, prospective investors should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the accompanying prospectus, or, in the case of documents incorporated by reference, the date of those documents.

        Factors that could cause actual results to differ materially from those expressed in our forward-looking statements include, but are not limited to, those described under "Risk Factors" and the following:

  •
  cost of gas;

  •
  gas sales volumes;

  •
  gas throughput volumes and available sources of natural gas;

  •
  discounting of transportation rates due to competition;

  •
  customer growth;

  •
  abnormal weather conditions in our service territories;

  •
  the impact of relations with labor unions of bargaining-unit union employees;

  •
  the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings;

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  the outcome of pending and future litigation;

  •
  the speed and degree to which competition is introduced to our gas distribution business;

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  new legislation and government regulations affecting or involving us;

  •
  unanticipated environmental liabilities;

  •
  our ability to comply with or to challenge successfully existing or new environmental regulations;

  •
  changes in business strategy and the success of new business ventures;

  •
  the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any assets;

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  the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general;

  •
  inflationary trends;

  •
  changes in gas or other energy market commodity prices and interest rates;

  •
  the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility;

  •
  exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers;

  •
  our or any of our subsidiaries' debt securities ratings;

  •
  factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints;

  •
  the possibility of war or terrorist attacks; and

  •
  other risks and unforeseen events.

        In light of these risks, uncertainties and assumptions, the results reflected in our forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus might not occur. In addition, we could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that are incorporated by reference.

        We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        Investing in our    % Preferred Stock through our Depositary Shares involves risks. In deciding whether to invest in our     % Preferred Stock through our Depositary Shares, you should carefully consider the following risk factors, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our securities and your investment could decline.

Risks That Relate To Our Industry

Our business is highly regulated.

        Our business is subject to regulation by federal and state regulatory authorities. Our distribution business is regulated by the Missouri Public Service Commission, the Pennsylvania Public Utility Commission, the Rhode Island Public Utilities Commission and the Massachusetts Department of Telecommunications and Energy. These authorities regulate many aspects of our distribution operations, including construction and maintenance of facilities, operations, safety, the rates that we can charge customers and the maximum rates of return that we are allowed to realize. The Federal Energy Regulatory Commission, the U.S. Department of Transportation and various state and local regulatory agencies regulate the interstate pipeline business of Panhandle. In particular, FERC regulates services provided and rates charged by Panhandle. Our ability to obtain rate increases and rate supplements to maintain our current rate of return depends upon regulatory discretion, and there can be no assurance that we will be able to obtain rate increases or rate supplements or continue receiving our current authorized rates of return.

        In addition, the Department of Transportation through its Office of Pipeline Safety has regulations that govern all aspects of the design, construction, operation, and maintenance of pipeline and LNG facilities. While these regulations have existed for several years, they are undergoing extensive changes to fully implement the 2002 amendment to the Pipeline Safety Act. These new regulations are expected to be finalized by the end of 2003 and will focus primarily on ensuring the integrity of pipeline systems by requiring periodic inspection of pipeline facilities and repair of any defects discovered in the inspection process. We anticipate that the new rules will result in changes in the way we evaluate and document our pipeline integrity process. However, until the regulations are finalized, we will not know the exact nature of the new requirements nor can we estimate additional compliance costs, if any.

Panhandle's pipeline business is subject to competition.

        Federal and state regulation of natural gas interstate pipelines has changed dramatically in the last two decades and could continue to change. These regulatory changes have resulted and will continue to result in increased competition in the pipeline business. In order to meet competitive challenges, Panhandle will need to adapt its marketing strategies, the type of transportation and storage services it offers to its customers and its pricing and rate responses to competitive forces. Panhandle will also need to respond to changes in state regulation in its market area that allow direct sales to all retail end-user customers or, at least, broader customer classes than now allowed. We are not able to predict the financial consequences of these changes at this time, but they could have a material adverse effect on Panhandle's business, financial condition and results of operations.

        FERC policy allows the issuance of certificates authorizing the construction of new interstate pipelines which are competitive with existing pipelines. A number of new pipeline and pipeline expansion projects have been approved or are pending approval by FERC in order to transport large additional volumes of natural gas to the Midwest from Canada. If built, these pipelines will be able to compete with Panhandle, if only indirectly. Increased competition could reduce the volumes of gas transported by Panhandle to its existing markets or force it to lower rates in order to meet competition. This could have a material adverse effect on Panhandle's business, financial condition and results of operations.

We may become subject to competition in the natural gas distribution business.

        Natural gas distribution has been evolving from a highly regulated environment to one where competition and customer choice are being promoted. In 1999, the Commonwealth of Pennsylvania enacted the Natural Gas Choice and Competition Act, which provided small commercial and residential customers the ability to choose their natural gas suppliers. Effective April 29, 2000, all of PG Energy's customers have the ability to select an alternate supplier of natural gas, which PG Energy will continue to deliver through its distribution system under regulated transportation rates. Customers can also choose to remain with PG Energy as their supplier under regulated natural gas rates. In either case, the applicable rate results in the same operating margin to PG Energy. In Pennsylvania, despite customers' right to choose their natural gas suppliers, higher-than-normal wholesale prices for natural gas have prevented suppliers from offering competitive rates and, to date, no commercial or residential customers have switched to alternate suppliers. However, while we currently have no indication that any of the other states in which we have local gas distribution operations are considering adopting similar legislation, we do not know if such legislation will be adopted, or if adopted, what, if any, effect it may have on our operating margin or results of operations.

Our operating results and liquidity needs are seasonal in nature.

        Our gas distribution business is a seasonal business and is subject to weather conditions. A significant percentage of our annual revenues and earnings from our gas distribution business occurs in the traditional winter heating season when demand for natural gas usually increases due to colder weather conditions. Because our distribution customers pay for the natural gas we deliver to them after they use it and we are required to pay for the natural gas before we deliver it, we are subject to seasonal variations in working capital. Accordingly, our results of operations in the future will fluctuate substantially on a seasonal basis.

Our operating results are affected by weather conditions.

        Our Rhode Island gas distribution business, which accounted for 27% of our revenues in our 2003 fiscal year, is our only service area that benefits from weather normalization tariffs. As a result, fluctuations in weather between years may have a significant effect on our results of operations and cash flows. In years with warm winters, our operating results may be adversely affected.

Our revenues, operating results and financial condition may fluctuate with our ability to achieve timely and effective rate relief from our state regulators.

        Our business is influenced by fluctuations in our costs, including the cost of gas, insurance, post-retirement and other benefit costs, wages and other operating costs. The profitability of our regulated operations depends on our ability to pass through to our customers costs related to providing them service. To the extent that such operating costs increase in an amount greater than what we are allowed to recover in rates, this could impact our operating results until we file for and are allowed an increase in rates. The lag between an increase in our costs and the rate relief we obtain from the regulators can have a direct negative impact on our operating results. As with any request for an increase in rates in a regulatory filing, the rate request may or may not be granted in total.

        In addition, regulators may prevent us from passing along some of our costs in the form of higher rates. For example, we are involved in a proceeding before the Missouri Public Service Commission which, if not resolved in our favor, would expose us to a revenue shortfall. The staff of the Missouri Public Service Commission has recommended that the MPSC disallow approximately $15 million in gas costs that we incurred in our 2001 fiscal year. Although we believe that the staff's position is without merit, if we are unable to prevail in this proceeding, we would not be able to pass along these costs to our Missouri customers. Hearings on this matter have been scheduled for November 2003.

We are subject to environmental regulations that could be difficult and costly to comply with.

        We are subject to extensive federal, state and local laws and regulations relating to environmental protection. These laws and regulations affect many aspects of our present and future operations (including air emissions and the handling, use and disposal of hazardous substances) and may result in increased capital, operating and other costs. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the initiation, outcome or effect of any action or litigation that may arise from applicable environmental laws and regulations.

        Furthermore, we may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs.

        In addition, we may be responsible for environmental cleanup and other costs at sites that we may acquire or that we formerly or currently own or operate and at third party waste disposal sites. These liabilities may arise due to laws and regulations or, in some cases, due to contractual indemnification we have provided to third parties. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. We are currently investigating our potential liability for the cleanup of some Manufactured Gas Plant (MGP) sites and involved in remediation activities in connection with other MGP sites in our former service territories (principally in Texas, Arizona and New Mexico), present service territories (including Missouri, Pennsylvania, Massachusetts and Rhode Island) and certain other locations. While our evaluation or remediation of these MGP sites and other sites generally is in its preliminary stages, we have incurred some costs and it is likely that additional costs will be incurred in the future. There can be no assurances that such costs will not be material or that we will be able to recover in rates any such costs.

        Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Recent events that are beyond our control have increased the level of public and regulatory scrutiny of our industry. Governmental and market reactions to these events may have negative impacts on our business, financial condition and access to capital.

        As a result of the energy crisis in California during the summer of 2001, the recent volatility of natural gas prices in North America, the bankruptcy filing by Enron Corporation, recently discovered accounting irregularities at other public companies in general and energy companies in particular, and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility business have been under a generally increased amount of public and regulatory scrutiny and suspicion. Recently discovered accounting irregularities at other public companies have caused regulators and legislators to review current accounting practices, financial disclosures and companies' relationships with their independent auditors. The capital markets and ratings agencies also have increased their level of scrutiny. It is not possible for us to predict what effect these types of events may have on our business, financial condition or access to the capital markets.

        Motivated by some of these events, Congress passed the Sarbanes-Oxley Act of 2002. It is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or our operations, including the business of Panhandle and that of its customers as it relates to their ability to pay Panhandle. Any new accounting standards could affect the way we are required to record revenues, assets and liabilities. These changes in legal and accounting standards could lead to negative impacts on reported earnings or increases in liabilities that could, in turn, affect our reported results of operations.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, may result in increased costs, and the consequences of the War on Terror and the Iraq War may adversely impact our results of operations.

        The impact that terrorist attacks, such as the attacks of September 11, 2001, may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military activity may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or a retaliatory strike. We may have to incur additional costs in the future to safeguard our physical assets and we may be required to incur significant additional costs in the future as a result of such terrorist attacks.

        The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the September 11th attacks has made and continues to make certain types of insurance more difficult and more costly for us to obtain. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Risks That Relate To Our Business

We have substantial debt.

        We have a significant amount of debt outstanding. We had total current and long-term debt of approximately $2.70 billion outstanding as of June 30, 2003 compared to total capitalization (long and short-term debt plus stockholders' equity) of $3.62 billion. The    % Preferred Stock (represented by the Depositary Shares) is subordinate to our debt.

        Our substantial debt could have important consequences to you. For example, it could:

  •
  limit our or Panhandle's ability to borrow additional funds, including to finance the LNG expansion Panhandle must complete to recover its investment;

  •
  increase the cost of our floating-rate debt and of any future debt that we incur;

  •
  reduce cash flow from operations available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  result in a downgrade in our ratings; or

  •
  increase our vulnerability to general adverse economic and industry conditions.

        Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage ratios. Our failure to comply with any of these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding debt obligations or the inability to borrow under certain credit agreements. Any such acceleration would cause a material adverse change in our financial condition and results of operations.

We depend on our ability to access the financial markets.

        We rely on access to both short-term and long-term credit as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. Any worsening of our financial condition and a material decrease in our common stock price could hamper our ability to access the credit markets. Because we need certain state regulatory approvals in order to incur debt and issue capital stock, we may not be able to access the capital markets on a timely basis.

        External events could also increase our cost of borrowing or adversely affect our ability to access the financial markets. Such external events could include the following:

  •
  economic weakness in the United States or in the regions where we operate;

  •
  financial difficulties of unrelated energy companies, particularly any of Panhandle's customers;

  •
  capital market conditions generally;

  •
  market prices for electricity and gas;

  •
  terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

  •
  the overall health of the utility industry; and

  •
  fluctuations in interest rates.

        Restrictions on our ability to access capital markets could affect our ability to pursue improvements or execute our business plan.

Credit ratings downgrades would increase our financing costs and could limit our ability to access the financial markets.

        Our debt is currently rated by rating agencies, including Moody's, Standard & Poor's, and Fitch Ratings. We expect our    % Preferred Stock to be rated by Moody's and Standard & Poor's. If our ratings for our senior notes are downgraded below investment grade or if we are placed on "credit watch" with negative implications, our borrowing costs could increase, as will the costs of maintaining certain contractual relationships. Lower credit ratings could also adversely affect our relationships with our regulators, who may be unwilling to allow us to pass along increased funding costs to our natural gas customers.

Our financial results may be affected by our acquisitions and divestitures.

        We have acquired several new businesses in recent years, and may do so in the future. We cannot assure you that we will be successful in integrating or operating any businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

        We may in the future sell parts of our business, including parts of our core operations, either to help finance other acquisitions or because attractive disposition opportunities become available. Part of the motivation for our sale of our Texas natural gas distribution operations was to help finance acquisitions, which occurred with our acquisition of Panhandle. As we acquire some businesses and sell others, the profile of our company could change. As our profile changes, the nature of the risks that we face could change and the timing and nature of our operating revenues and expenses could change.

Our growth strategy entails risk for our investors.

        As part of our growth strategy, we intend to examine and potentially acquire regulated businesses, including transportation and storage assets within the natural gas industry. We may also sell existing businesses, including core businesses, or enter into joint ventures or other transactions with other industry participants or financial investors.

        Our ability to acquire new businesses will depend upon the extent to which opportunities become available, as well as, among other things:

  •
  our success in bidding for the opportunities;

  •
  our ability to assess the risks of the opportunities;

  •
  our ability to obtain regulatory approvals on favorable terms; and

  •
  our access to financing on acceptable terms.

        If we acquire an additional business, our ability to integrate successfully that business into our existing operations will depend on the adequacy of our implementation plans and our ability to achieve desired operating efficiencies. If we are unable to integrate new businesses into our operations successfully, we could experience increased costs and losses on our investments. Moreover, if we fail to conservatively assess the risks involved in a particular transaction, the benefits to us of that transaction may be less than we anticipate. We cannot assure you that we will be successful in operating the businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

We are subject to operating risks.

        Our operations are subject to all operating hazards and risks incident to handling, storing, transporting and providing customers with natural gas, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. If any of these events were to occur, we could suffer substantial losses. Moreover, as a result, we have been, and likely will be, a defendant in legal proceedings and litigation arising in the ordinary course of business. Although we maintain insurance coverage, our insurance may not be adequate to protect us from all material expenses related to these risks.

The success of the Panhandle pipeline businesses depends, in part, on factors beyond our control.

        Most of the natural gas we transport and store through Panhandle is owned by third parties. As a result, the volume of natural gas involved in these activities depends on the actions of those third parties and is beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission and storage rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

  •
  future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

  •
  market price of gas;

  •
  price competition;

  •
  drilling activity and supply availability;

  •
  expiration of significant contracts;

  •
  service area competition; and

  •
  regulatory actions.

Panhandle's success depends on the continued development of additional natural gas reserves in the vicinity of its facilities and its ability to access additional reserves to offset the natural decline from existing wells connected to its systems.

        Revenues generated by Panhandle's transmission contracts depend on the volume of natural gas transported. As the reserves available through the supply basins connected to Panhandle's systems are naturally declining, a decrease in development activities could cause a decrease in the volume of reserves available for transmission. Investments by third parties in the development of new natural gas reserves connected to Panhandle's facilities depend on energy prices which in turn are affected by a number of factors, including:

  •
  regional, domestic and international supply and demand;

  •
  availability and adequacy of transportation facilities;

  •
  energy legislation;

  •
  federal and state taxes, if any, on the sale or transportation of natural gas; and

  •
  abundance of supplies of alternative energy sources.

        If there are reductions in the average volume of the natural gas Panhandle transports, Panhandle's business, financial condition and results of operations could be materially adversely affected.

Fluctuations in energy commodity prices could adversely affect Panhandle's business.

        Revenues generated by Panhandle's transmission contracts depend on rates. If natural gas prices in the supply basins connected to Panhandle's pipeline systems are higher than prices in other natural gas producing regions, especially Canada, Panhandle's ability to compete with other transporters may be negatively impacted.

Panhandle's pipeline revenues are generated under contracts that must be renegotiated periodically.

        Panhandle's pipeline revenues are generated under natural gas transportation contracts that expire periodically and must be replaced approximately every three years, on average. Although we will actively pursue the renegotiation, extension and/or replacement of these contracts, we cannot assure you that Panhandle will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

        In particular, Panhandle's ability to extend and replace transportation contracts could be harmed by factors we cannot control, including:

  •
  the proposed and actual construction by other companies of additional pipeline capacity in markets served by Panhandle;

  •
  changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

  •
  reduced demand due to higher natural gas prices;

  •
  the availability of alternative energy sources or supply points; and

  •
  the viability of any proposed expansion projects.

        If Panhandle is unable to renew, extend or replace these contracts, or if Panhandle renews them on less favorable terms, Panhandle may suffer a material reduction in its revenues and earnings.

Panhandle's pipeline business is dependent on a small number of customers for a significant percentage of its sales.

        During the first six months of 2003, sales to Proliance Energy, LLC, a nonaffiliated local distribution company and gas marketer, accounted for 16% of Panhandle's combined revenues, sales to BG LNG Services, a nonaffiliated gas marketer, accounted for 12% of Panhandle's combined revenues and sales to subsidiaries of Panhandle's former parent, CMS Energy, also accounted for 12% of Panhandle's combined revenues. No other customer accounted for 10% or more of Panhandle's combined revenues during the same period. Aggregate sales to Panhandle's top 10 customers accounted for 65% of Panhandle's combined revenues during the first six months of 2003. In 2003, some of the Proliance contracts that form a part of Panhandle's overall agreement with Proliance Energy, LLC were renegotiated and extended through 2009. While we believe that Panhandle has strong relationships with all of its significant customers, the loss of one or more significant customers would have a material adverse effect on Panhandle's business, financial condition and results of operations.

The Internal Revenue Service may challenge the like-kind exchange treatment we have taken.

        We have structured the sale of our Texas division to ONEOK, Inc. and the acquisition and restructuring of Panhandle in a manner intended to qualify as a like-kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended. If like-kind exchange treatment were to apply to these transactions, most of the gain realized with respect to the sale of the Texas division would not be recognized currently. However, the like-kind exchange rules of the Internal Revenue Code are highly complex and their application to the sale of the Texas division and the acquisition and restructuring of Panhandle is not entirely clear. If the Internal Revenue Service successfully denies the benefits of Section 1031 to the sale of the Texas division and the acquisition and restructuring of Panhandle, we could be required to pay approximately $80 million of additional income tax (before any interest or penalty) for the 2003 taxable year. Under such circumstances, we expect that we would be entitled over time to additional depreciation deductions with respect to the Panhandle assets as a result of the higher tax basis in such assets that would exist if the benefits of Section 1031 were not available.

Risks That Relate To This Offering

The    % Preferred Stock ranks junior to all of our liabilities.

        The    % Preferred Stock and derivatively the Depositary Shares rank junior to all of our liabilities, including those of Panhandle. In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Depositary Shares and the    % Preferred Stock only after all our indebtedness and other liabilities have been paid. In addition, the    % Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries, including Panhandle and any capital stock of our subsidiaries that may be held by others. The rights of holders of Depositary Shares and the    % Preferred Stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of each subsidiary's creditors and any other equity holders of our subsidiaries that we may have. As of June 30, 2003, we had total consolidated liabilities of approximately $3.67 billion. Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay amounts due on any or all of the Depositary Shares and the    % Preferred Stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other liabilities and obligations that will rank senior to the    % Preferred Stock and derivatively the Depositary Shares.

Dividends will not be paid unless declared by the Board of Directors and undeclared dividends never have to be paid.

        Quarterly dividends on the    % Preferred Stock are not cumulative and will be paid only if declared by our Board of Directors. Our Board of Directors is not obligated or required to declare quarterly dividends. This means that missed dividends never have to be paid. If our Board of Directors does not declare a quarterly dividend, or if we are prohibited for any reason from declaring and paying a dividend for any such period, the holders of the Depository Shares and the underlying    % Preferred Stock will have no right to receive any dividends for such period. We would have no obligation to make any payment of such omitted dividends in the future, even if dividends were declared and paid in respect of a future dividend period. Provisions in certain of our long-term debt and our bank credit facilities limit the payment of cash or asset dividends on our capital stock. Under the most restrictive provisions in effect, we may not declare or pay any cash or asset dividends on our capital stock or acquire or retire any of our capital stock, unless no event of default exists and we meet certain financial ratio requirements, which presently are met. Further, our ability to pay cash dividends may be limited by debt restrictions at Panhandle that could limit our access to funds from Panhandle for debt service or dividends.

There has been no prior market for the Depositary Shares and listing on the New York Stock Exchange does not guarantee a market for the Depositary Shares; if an active trading market does not develop, you may not be able to resell your Depositary Shares.

        The Depositary Shares are a new issue of securities with no established trading market. Although we expect the Depositary Shares will be approved for listing on the New York Stock Exchange, we cannot assure you that a liquid or active trading market will develop for the Depositary Shares. If an active trading market for the Depositary Shares does not develop, the market price and liquidity of the Depositary Shares may be adversely affected and you may not be able to resell your Depositary Shares at their fair market value or at all. Even if the Depositary Shares are actively traded, we cannot guarantee you that the market price for the Depositary Shares will equal or exceed the price you pay for the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of the    % Preferred Stock except as represented by the Depositary Shares. The marketplace determines the trading prices for the Depositary Shares and may be influenced by many factors, including our history of paying dividends on the Depositary Shares, variations in our financial results, changes in earnings estimates by industry research analysts, the market for similar securities, investors' perception of us, and general economic, industry, interest rate and market conditions. Because the Depositary Shares will carry a fixed dividend rate, their value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. Some of the underwriters have advised us that they presently intend to make a market in the Depositary Shares after completion of this offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

You will have limited voting rights.

        You will have limited voting rights. In general, except as otherwise provided by law, you will only be entitled to vote in the following circumstances: (i) if six quarterly dividends (whether or not consecutive and whether or not earned or declared) have not been paid; (ii) with respect to the creation of any class of stock ranking prior to the    % Preferred Stock as to the payment of dividends or distribution of assets upon our liquidation, dissolution or winding up; and (iii) with respect to adverse changes in the preferences, powers or special rights of the    % Preferred Stock. See "Terms of the    % Preferred Stock — Voting Rights."

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of Depository Shares in this offering will be approximately $            million after underwriting discounts and the payment of estimated expenses, or $            , if the underwriters exercise their over-allotment option in full. We will use the net proceeds initially to pay down our long-term credit facility and the balance of the net proceeds, if any, to pay down our term loan. Affiliates of some of the underwriters (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) are lenders under our long-term credit facility and term loan. See "Underwriting." Approximately 30 days after the closing of this offering, we will use our available cash and reborrow under our credit facilities to redeem in full $100,000,000 principal amount of our 9.48% Subordinated Deferrable Interest Notes, due May 17, 2025, plus accrued but unpaid interest (the proceeds of which in turn will be used by Southern Union Financing I to redeem in full $100,000,000 principal amount of its 9.48% Trust Originated Preferred Securities, plus accrued but unpaid interest) (the "TOPrS Redemption").

        As of September 24, 2003, our long-term credit facility and term loan had effective interest rates of 1.95% and 2.21%, respectively, maturity dates of May 29, 2004 and July 15, 2005, respectively, and outstanding principal amounts of $210 million and $186 million, respectively.

CAPITALIZATION

        The following table sets forth our capitalization at June 30, 2003:

  •
  on an actual basis;

  •
  on a pro forma basis, as adjusted for Panhandle's consummation in August 2003 of cash tender offers to repurchase certain of its outstanding notes, the redemption of all of its outstanding debentures and the issuance of two new series of senior notes (collectively, the "Panhandle Refinancing");

  •
  on a pro forma basis, as further adjusted to give effect to the issuance of 800,000 shares of      % Preferred Stock in this offering and our receipt of the estimated net proceeds from this offering of Depositary Shares and application of the estimated net proceeds (assuming no exercise of the underwriters' over-allotment option and excluding any interim use of the funds) to fund the TOPrS Redemption approximately 30 days after the closing of this offering and pay down approximately $96,000,000 of our long-term credit facility.

        The information in this table does not give effect to any other events subsequent to June 30, 2003. You should read the information in this table along with the financial information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

	As of June 30, 2003
	Actual	Pro Forma, as Adjusted for the Panhandle Refinancing	Pro Forma, as Further Adjusted for this Offering
	(in thousands)
Short-term debt including current portion of long-term debt	$986,252	$473,495	$377,495

CAPITALIZATION:
Long-term debt:
Southern Union:
Senior Notes (7.60% – 8.25%, due 2024-2029)	659,765	659,765	659,765
Equity Units (5.75%, due 2008)	125,000	125,000	125,000
Term Note (due 2005)	161,087	161,087	161,087
First Mortgage Bonds (5.62% – 10.25%, due 2003-2029)	113,504	113,504	113,504
Debentures (7.70%, due 2022)	6,756	6,756	6,756
Other (due 2005)	225	225	225

	1,066,337	1,066,337	1,066,337
Panhandle:
Senior Notes (4.80% – 8.25%, due 2004-2029)	219,883	769,883	769,883
Term Loan (due 2007)	263,927	263,927	263,927
Net premiums on long-term debt	61,506	28,700	28,700

	545,316	1,062,510	1,062,510

	As of June 30, 2003
	Actual	Pro Forma, as Adjusted for the Panhandle Refinancing	Pro Forma, as Adjusted for this Offering
	(in thousands)
Total consolidated long-term debt, excluding current portion	$1,611,653	$2,128,847	$2,128,847
Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated notes of Southern Union ("TOPrS")(1)	100,000	100,000	—
Preferred stock, no par value, 6,000,000 shares authorized, no shares outstanding and 800,000 shares of % Preferred Stock, Series A, pro forma, as adjusted for this offering(4)	—	—	200,000
Common stock, $1.00 par value, 200,000,000 shares authorized and 73,073,967 outstanding (2)(3)	920,418	920,418	920,418

Total Capitalization	$2,632,071	$3,149,265	$3,249,265

(1)
The TOPrS Redemption will occur approximately 30 days after the closing of this offering.

(2)
Does not include the common stock issuable upon settlement of the purchase contracts included in Southern Union's offering in June 2003 of $125 million of Equity Units (the "Equity Units Offering").

(3)
Reflects an adjustment of $11.7 million representing the present value of the contract adjustment payments payable in connection with the purchase contracts included in the Equity units offering.

(4)
Assumes no exercise of the underwriters' over-allotment option. In the event that the underwriters exercise their over-allotment option, the Company will issue up to 120,000 additional shares of    % Preferred Stock.

RATIOS OF EARNINGS TO FIXED CHARGES
AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the consolidated ratio of earnings to fixed charges on an historical basis for each of the five years in the period ended June 30, 2003 and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a pro forma basis giving effect to (i) the June 2003 acquisition and restructuring of Panhandle (the "Panhandle Acquisition and Restructuring"), (ii) the application of the net proceeds from Southern Union's issuance in June 2003 of 10,925,000 shares of common stock (the "Common Stock Offering") and $125 million of equity units (the "Equity Units Offering" and, together with the Common Stock Offering, the "June Offerings"), (iii) the Panhandle Refinancing (excluding any effect of Panhandle's interim financing), and (iv) the issuance of 800,000 shares of      % Preferred Stock in this offering and the application of the estimated net proceeds of this offering (based on an estimated dividend rate of 7.75%, which estimate is solely for purposes of this prospectus supplement, for            % Preferred Stock assuming dividends on the    % Preferred Stock are declared and paid for the four preceding quarters and assuming no exercise of the underwriters' over-allotment option), as if such events had occurred as of July 1, 2002 for the year ended June 30, 2003. We had no outstanding preferred stock during any of the periods covered by the ratios shown below.

        Earnings included in the calculation of the ratio of earnings to fixed charges represent income from continuing operations before income taxes plus fixed charges, other than capitalized interest. Earnings included in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends, represent income from continuing operations before income taxes plus combined fixed charges and preferred stock dividends, other than capitalized interest. Fixed charges include capitalized interest, a portion of rent expense representative of interest and interest expense, which includes debt premium and discount amortization and amortization of debt issuance costs.

	Year Ended June 30,
	2003	2002	2001	2000		1999
Ratio of Earnings to Fixed Charges(1)(3)	1.70	1.05	1.59	—	(1)	—	(1)
Pro Forma — Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)(3)	2.27

(1)
The earnings were inadequate to cover fixed charges by approximately $12.4 million and $13.5 million for the years ended June 30, 2000 and 1999, respectively. In accordance with generally accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000 and 1999.

(2)
The pro forma ratio of earnings to fixed charges gives effect to the Panhandle Acquisition and Restructuring, the June Offerings, the Panhandle Refinancing and the issuance of 800,000 shares of    % Preferred Stock as if they occurred at the beginning of the period presented.

(3)
The ratios have been revised to reflect the application of SFAS 145, which requires that gains and losses on debt extinguishments no longer be classified as extraordinary items.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

        The following unaudited pro forma combined condensed statement of operations for the year ended June 30, 2003 presents the combined results of operations of Southern Union and Panhandle after giving effect to (i) Southern Union's January 1, 2003 sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $437 million (the "Texas Sale"), (ii) the Panhandle Acquisition and Restructuring, (iii) the June Offerings, (iv) the Panhandle Refinancing and (v) our receipt of the estimated net proceeds of this offering (assuming no exercise of the underwriters' over-allotment option) and the application of the net proceeds therefrom, excluding any interim use of funds, to fund the TOPrS Redemption and pay down approximately $96,000,000 of our long-term credit facility, in each case as if all such events had occurred on July 1, 2002, which is the beginning date for such period. See "Use of Proceeds."

        The fiscal year of Southern Union ends on June 30 and the fiscal year of Panhandle ends on December 31. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2003 has been prepared using comparable financial statement periods of Southern Union and Panhandle. Panhandle's compiled operating results for the period from July 1, 2002 to June 11, 2003 were calculated by adding the six-month period ended December 31, 2002 to the period from January 1, 2003 to June 11, 2003 and are unaudited. Southern Union's historical statement of operations for the year ended June 30, 2003 is audited. Such historical statements of operations of Southern Union and Panhandle are incorporated, directly or indirectly, by reference into this prospectus supplement. The historical statement of operations of Panhandle that appears in or was used for the unaudited pro forma combined condensed statement of operations includes certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income. The following unaudited pro forma combined condensed statements of operations have been prepared from, and should be read in conjunction with, these historical financial statements and related notes thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. See "Incorporation by Reference."

        The following unaudited pro forma combined condensed statement of operations is presented in accordance with the assumptions set forth below for purposes of illustration only and is not necessarily indicative of the results of operations that would have occurred if the Texas Sale, the Panhandle Acquisition and Restructuring, the Panhandle Refinancing, the June Offerings and this offering had been consummated at the beginning of the period for which they are being given effect, nor are they necessarily indicative of the future results of operations of Southern Union. The unaudited pro forma combined condensed statement of operations does not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the Panhandle Acquisition and Restructuring.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the twelve months ended June 30, 2003

			Pro Forma
		Compiled Panhandle July 1, 2002 - June 11, 2003
	Historical Southern Union		Panhandle Adjustments		This Offering		Combined
	(in thousands, except per share amounts)
Operating revenues	$1,188,507	$479,000	$3,607	(A)	$—		$1,671,114
Cost of gas and other energy	(724,611)	—	—		—		(724,611)
Revenue-related taxes	(40,485)	—	—		—		(40,485)

Operating margin	423,411	479,000	3,607		—		906,018
Operating expenses:
Operating, maintenance and general	193,745	193,000	—		—		386,745
Depreciation and amortization	60,642	48,000	12,215	(B)	—		120,857
Taxes, other than on income and revenues	26,653	22,000	—		—		48,653

Total operating expenses	281,040	263,000	12,215		—		556,255

Net operating revenues	142,371	216,000	(8,608)		—		349,763
Other income (expenses):
Interest	(83,343)	(75,000)	9,683	(C)	2,064	(H)	(140,495)
			6,101	(D)
Dividends on preferred securities	(9,480)	—	—		(6,020	)(H)	(15,500)
Other, net	18,394	(14,000)	15,112	(E)	—		19,506

Total other expenses, net	(74,429)	(89,000)	30,896		(3,956)		(136,489)

Earnings (loss) from continuing operations before income taxes and minority interest	67,942	127,000	22,288		(3,956)		213,274
Federal and state income taxes (benefit)	24,273	49,000	8,469	(F)	4,387	(I)	86,129

Net earnings (loss) before minority interest	43,669	78,000	13,819		(8,343)		127,145
Minority interest	—	(2,000)	—		—		(2,000)

Net earnings (loss) from continuing operations	$43,669	$76,000	$13,819		$(8,343)		$125,145

Net earnings per share:
Basic	$0.76						$1.76

Diluted	$0.74						$1.72

Weighted average shares outstanding:
Basic	57,176,843		13,820,086	(G)			70,996,929

Diluted	59,017,861		13,820,086	(G)			72,837,947

See accompanying notes to Unaudited Pro Forma Combined Condensed Statement of Operations.

Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

  (A)
  Reflects an adjustment to operating revenue for the elimination of (i) equity losses attributable to Panhandle's ownership in Centennial Pipeline, LLC (sold in February, 2003) of $4.6 million and (ii) income attributable to Guardian Pipeline, L.L.C. (ownership transferred to CMS Energy affiliated entity in March, 2003) of $1.0 million.

  (B)
  Reflects amortization of the acquisition step-up of Panhandle for the period from July 1, 2002 to June 11, 2003 which is assumed to be allocable to property, plant and equipment and certain intangibles. Property, plant and equipment is amortized on a straight-line basis over a 30-year period and intangibles are amortized on a 5-year period based on the estimated useful lives of these assets.

  (C)
  Reflects an adjustment to interest expense of (i) $3.8 million related to the Equity Units Offering, (ii) a reduction of $2.5 million in interest expense on Southern Union's other short-term borrowings resulting from reducing short-term borrowings with the proceeds from the June Offerings and (iii) $11 million in amortization of debt premiums associated with the Panhandle Refinancing.

  (D)
  Reflects an adjustment resulting from the net impact of the Panhandle Refinancing.

  (E)
  Reflects the elimination of (i) $11.2 million of net intercompany interest income of Panhandle on the note receivable from a subsidiary of CMS Energy, for the period from July 1, 2002 to June 11, 2003 and (ii) the $26 million write-down of Centennial Pipeline, LLC recorded in December, 2002 by Panhandle.

  (F)
  Reflects the income tax effects at the 38% estimated statutory tax rate (federal and state) of the pre-tax pro-forma adjustments. Does not reflect any specific terms of the tax sharing agreement between Panhandle and Southern Union.

  (G)
  Reflects the issuance of (i) 10,925,000 shares of common stock in the Common Stock Offering, (ii) 3,000,000 shares of common stock in connection with the Panhandle Acquisition and Restructuring and (iii) 696,250 shares of common stock in connection with the 5% common stock dividend paid in July 2003. These shares were weighted averaged for the period from July 1, 2002 to June 11, 2003.

  (H)
  Reflects a decrease in interest expense for the twelve months period ended June 30, 2003 of (i) $9.5 million on the 9.48% preferred securities of subsidiary trust and (ii) $2.1 million on Southern Union's other short-term borrowings resulting from the application of proceeds from this offering. Reflects an increase in dividends of $15.5 million resulting from the issuance of    % Preferred Stock in connection with this offering. Solely, for purposes of this preliminary prospectus supplement, we are assuming in our pro forma presentation that the dividend rate on the      % Preferred Stock will be 7.75% and will be paid for each of the four quarters in the period presented. Furthermore, interest on the    % Preferred Stock will not be tax deductible.

  (I)
  Reflects income tax effects at the 38% estimated statutory rate (federal and state) of the pre-tax pro-forma adjustments without deducting the dividends on the      % Preferred Stock assuming in our pro forma presentation that the dividend rate on the      % Preferred Stock will be 7.75%.

DESCRIPTION OF DEPOSITARY SHARES

        The following summary description of the Depositary Shares supplements the description of the terms of the Depositary Shares set forth under the heading "Description of Depositary Shares" in the accompanying prospectus, to which description you should refer. The summary description of the Depositary Shares set forth below is not complete and is subject to and qualified in its entirety by reference to the Deposit Agreement referred to below, the form of which will be filed with the Commission.

        Each Depositary Share represents ownership of one-tenth of a share of    % Preferred Stock as described below under "Terms of the    % Preferred Stock." The shares of    % Preferred Stock represented by the Depositary Shares will be deposited with Wells Fargo Bank Minnesota, National Association, as depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the depositary receipts issued by the Depositary (the "Depositary Receipts"). The Depositary Receipts will evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the one-tenth of a share of the    % Preferred Stock represented by the Depositary Share, to all the rights and preferences of the    % Preferred Stock represented by the Depositary Share (including dividend, voting, redemption and liquidation rights). Since each share of    % Preferred Stock is entitled to one vote on matters on which the    % Preferred Stock is entitled to vote, each Depositary Share will, in effect, be entitled to one-tenth of a vote, rather than one full vote, per Depositary Share. See "Description of Depositary Shares" in the accompanying prospectus.

        We have filed an application to list the Depositary Shares on the New York Stock Exchange under the symbol "SUGPrC." If the application is approved, then we expect trading of the Depositary Shares on the New York Stock Exchange to begin on the date of initial delivery of the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of the    % Preferred Stock except as represented by the Depositary Shares.

        Wells Fargo Bank Minnesota, National Association, will be the transfer agent, registrar and depositary for the Depositary Shares and the    % Preferred Stock.

TERMS OF THE    % PREFERRED STOCK

        The following summary description of the terms of the    % Preferred Stock supplements the description of the general terms and provisions of the preferred stock of the Company set forth under the heading "Description of Southern Union's Common Stock and Preferred Stock—General" and "Southern Union Preferred Stock" in the accompanying prospectus, to which description you should refer. The description of certain provisions of the    % Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations, Preferences and Rights relating to the    % Preferred Stock which will be filed with the Commission at or prior to the time of issuance of the    % Preferred Stock.

General

        The    % Preferred Stock will rank, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, senior to the Company's common stock. No series of our preferred stock is currently outstanding.

Dividends

        Dividends on the stated value per share of the    % Preferred Stock are noncumulative, accrue from the date of issuance, and are payable quarterly at an annual rate of    % on            ,            ,             and            in each year, commencing                        , 2004 to holders of record on the last business day of the preceding month, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor. Quarterly dividend periods will commence on             ,                        ,                         and                         , except that the initial dividend period (October     , 2003 through                        ) will commence on the date of original issue. If any date on which dividends would otherwise be payable is a national or New York State holiday, or if banking institutions in New York State are closed because of a banking moratorium or otherwise on such date, then the dividend payment date will be the next day on which banks in New York State are open.

        The amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period. The stated value per share of    % Preferred Stock is $250 (equivalent to $25 per Depositary Share).

        Because dividends on the    % Preferred Stock are noncumulative, if our Board of Directors for any reason does not declare a dividend on the    % Preferred Stock for a dividend period, we will have no obligation to pay a dividend for such period, whether or not our earnings were sufficient to pay such dividends in whole or in part, and whether or not dividends on the    % Preferred Stock are declared for any future dividend period.

        Provisions in certain of our long-term debt and our bank credit facilities limit the payment of cash or asset dividends on capital stock. Under the most restrictive provisions in effect, we may not declare or pay any cash or asset dividends on our capital stock or acquire or retire any of our capital stock, unless no event of default exists and we meet certain financial ratio requirements, which presently are met. Further, our ability to pay cash dividends may be limited by debt restrictions at Panhandle that could limit our access to funds from Panhandle for debt service or dividends. We do not believe that these limitations currently have any adverse impact on our ability to pay dividends on our    % Preferred Stock.

        When dividends are not declared and paid in full upon the    % Preferred Stock and any other series of preferred stock ranking on a parity as to payment of dividends with the     % Preferred Stock, all dividends declared upon shares of the    % Preferred Stock and any other series of preferred stock

ranking on a parity as to payment of dividends shall be declared pro rata so that the amount of dividends declared per share on the    % Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the    % Preferred Stock (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared) and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends for the three immediately preceding dividend periods and the then-current dividend period (or in the event there have been fewer than three full dividend periods, then for each dividend period since the date of original issuance of the     % Preferred Stock) on the    % Preferred Stock have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside, no dividends (whether cash, stock or other) may be declared or paid or set aside for payment, nor shall any other distributions be made on the common stock or any other security of the Company ranking junior to or on a parity with the    % Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding up, nor shall any common stock or any other stock of the Company ranking junior to or on a parity with the    % Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to, or made available for, a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the    % Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up).

Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the    % Preferred Stock at the time outstanding will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to the    % Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, liquidating distributions in the amount of $250 per share (equivalent to $25 per Depositary Share) plus all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the date of final distribution (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared, in which case accrued and unpaid dividends for prior dividends periods shall be paid at liquidation).

        If, upon any liquidation, dissolution or winding up of Southern Union, its assets, or proceeds thereof, distributable among the holders of shares of    % Preferred Stock or any stock ranking equally with the    % Preferred Stock as to distribution of assets upon liquidation shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

        Neither a consolidation nor merger of Southern Union, nor a sale, lease, exchange or transfer of all or substantially all of its assets, will be deemed to be a liquidation, dissolution or winding up under the above liquidation provisions.

Redemption

        The    % Preferred Stock will not be redeemable prior to October     , 2008. The    % Preferred Stock will be redeemable, at the option of the Company, in whole or in part from time to time on or after October     , 2008, upon not less than 30 nor more than 60 days' notice, at $250 per share (equivalent to $25 per Depositary Share), plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared, in which case accrued and unpaid dividends for prior dividend periods shall be paid at redemption). If fewer than all of the outstanding shares of    % Preferred Stock is to be redeemed, the number of shares to be redeemed shall be determined by our Board of Directors, and such shares shall be redeemed pro rata, by lot or by any other method which may be determined by our Board of Directors to be equitable. For any shares to be redeemed, dividends will cease to accrue and all rights of holders of such shares, except the right to receive the redemption price, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared, in which case accrued and unpaid dividends for prior dividends periods shall be paid at redemption), will cease as of the redemption date.

        If any dividends on the    % Preferred Stock have been declared but are unpaid, until all such dividends have been paid or set apart for payment, the Company will not redeem any    % Preferred Stock unless all outstanding    % Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any    % Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of    % Preferred Stock by the Company pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding    % Preferred Stock.

        The    % Preferred Stock will not be subject to mandatory redemption or entitled to the benefits of any sinking fund.

        Southern Union intends not to redeem the    % Preferred Stock at any time on or after October     , 2008, except to the extent that Southern Union (or a subsidiary of Southern Union) has, on or within a period of six months before the applicable date of redemption of the    % Preferred Stock being redeemed, issued shares or other securities, in an aggregate amount at least equal to the redemption price of the    % Preferred Stock, having equal or greater equity content than the    % Preferred Stock.

Voting Rights

        Holders of the    % Preferred Stock have no voting rights except as set forth below or as otherwise provided by law. In the event that any six quarterly dividends (whether or not consecutive and whether or not earned or declared) have not been paid in full on the    % Preferred Stock, the holders of the    % Preferred Stock will have the right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the    % Preferred Stock, either as to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of our Board of Directors (the "Preferred Directors") and the size of our Board of Directors will be increased accordingly to effect such election. The right of such holders of such shares of the    % Preferred Stock to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Company will continue until such time as full dividends on the    % Preferred Stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of preferred stock, including the    % Preferred Stock, to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately.

        Holders of    % Preferred Stock, together with holders of such other preferred stock entitled to elect Preferred Directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

        Without the vote, whether voting in person or by proxy, or consent of the holders of at least two-thirds of the outstanding shares of the    % Preferred Stock, the Company may not: (i) create or issue any class of stock ranking prior to the    % Preferred Stock as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or (ii) adopt, whether by merger, consolidation or otherwise, any amendment to the Company's restated certificate of incorporation which would adversely alter the preferences, powers or special rights of the    % Preferred Stock.

        On any item in which the holders of    % Preferred Stock are entitled to vote, such holders will be entitled to one vote for each share of    % Preferred Stock held.

Conversion Rights

        The holders of the    % Preferred Stock will not have any rights to convert shares of the    % Preferred Stock into shares of any other class or series of capital stock (or any other security) of the Company.

TAXATION

        The following is a discussion of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Depositary Shares. This discussion applies only to a person or entity that is (1) an individual citizen or resident of the United States for United States federal income tax purposes, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust (referred to as a "U.S. holder"). The discussion does not address the treatment of non-U.S. holders or of a U.S. holder that is a domestic partnership, trust or estate with foreign partners or beneficiaries. Non-U.S. holders and domestic partnerships, trusts and estates with foreign partners or beneficiaries are urged to consult their own tax advisors with respect to the United States federal income tax consequences of an investment in Depositary Shares, including the potential application of United States withholding taxes.

        This discussion is based upon the Internal Revenue Code (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. This discussion deals only with Depositary Shares purchased in this offering and held as capital assets and does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers or certain traders in securities or currencies, tax-exempt organizations or qualified settlement funds, (2) persons holding Depositary Shares as part of a straddle, hedge, conversion transaction or other integrated investment or (3) persons whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes

        In general.    Owners of the Depositary Shares will be treated for federal income tax purposes as if they were owners of the underlying    % Preferred Stock represented by such Depository Shares and, accordingly, will take into account for federal income tax purposes the income and deductions to which they would have been entitled if they held such    % Preferred Stock directly.

        Distributions Generally.    Distributions on the    % Preferred Stock will be treated as dividends to the extent paid out of the Company's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of any distribution on shares of    % Preferred Stock exceeds the current and accumulated earnings and profits allocable to such share, the excess will be treated as (1) first, to the extent of the holder's adjusted tax basis in such share, a tax-free return of capital which shall be applied to reduce the holder's adjusted tax basis in such share, and (2) second, to the extent of any excess over such basis, capital gain from the disposition of such share.

        Corporate Dividends Received Deduction.    Dividends received by a corporate U.S. holder generally will be eligible for the 70% dividends received deduction ("DRD") permitted under Section 243(a)(1) of the Code. Pursuant to Section 246(c) of the Code, however, the DRD is disallowed in the case of stock held for 45 days or less during the 90-day period beginning on the date that is 45 days before the date on which the stock becomes ex-dividend. Accordingly, a corporate U.S. holder of Depositary Shares must satisfy the 46-day holding period requirement of Code Section 246(c) in order to qualify for the DRD. For this purpose, a U.S. holder's holding period will not include any period in which its risk of loss is reduced because it (1) has the option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of, Depositary Shares or substantially identical stock or securities, (2) is the grantor of an option to buy Depositary Shares or substantially identical stock or securities, or (3) otherwise has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, even if the holding period described above is satisfied, Section 246(c) of the Code disallows the DRD if the recipient of the dividend is obligated to make related payments with respect to positions in substantially similar or related property.

        Pursuant to Section 246A of the Code, the DRD is subject to additional limitations in the case of "debt-financed portfolio stock." A corporate U.S. holder also may be required to reduce its adjusted tax basis in shares of stock as a result an "extraordinary dividend," pursuant to Section 1059 of the Code. Prospective corporate investors should consider the potential impact of these rules in their particular circumstances.

        Reduced Tax Rate on Dividends for Noncorporate U.S. Holders.    Under current law, dividends received by noncorporate U.S. holders (i.e., U.S. individual citizens and residents and domestic trusts and estates) from a domestic corporation generally are subject to federal income tax at a maximum rate of 15% if the noncorporate U.S. holder satisfies a holding period requirement. In general, a noncorporate U.S. holder satisfies the holding period requirement if the stock is held for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which the stock becomes ex-dividend. For this purpose, the noncorporate U.S. holder's holding period will not include any period in which risk of loss is diminished in the manner described above with respect to the DRD.

        The 15% maximum rate will not be available with respect to any dividend (1) that the holder elects to treat as investment income, for purposes of certain limitations on the deduction of interest expense pursuant to Section 163(d) of the Code, or (2) to the extent that the holder is under an obligation to make related payments with respect to positions in substantially similar or related property.

        After December 31, 2008, the maximum rate on dividends is scheduled to return to the tax rate generally applicable to ordinary income.

        Sale, Exchange or Other Disposition of Depositary Shares.    The sale, exchange or other disposition of Depositary Shares, other than a redemption, will be treated as a sale, exchange or other disposition of the underlying    % Preferred Stock represented by such Depositary Shares. Upon such sale, exchange or other disposition, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in the Depositary Shares.

        Long term capital gains (i.e., gains from the disposition of capital assets held for more than one year) of a noncorporate U.S. holder are subject to federal income tax at a maximum rate of 15%. After December 31, 2008, this maximum rate is scheduled to return to the previous maximum rate of 20%. The deduction of capital losses is subject to limitations.

        If a noncorporate U.S. holder receives one or more "extraordinary dividends" with respect to      % Preferred Stock prior to December 31, 2008, any loss on the sale of the Depositary Shares will be treated as long-term capital loss to the extent of such extraordinary dividends, regardless of the U.S. holder's actual holding period.

        The redemption of    % Preferred Stock underlying a U.S. holder's Depositary Shares will be treated as a sale or exchange subject to capital gain or loss treatment as described above if, taking into account stock that the U.S. holder is deemed to own pursuant to certain constructive ownership rules, the U.S. holder's interest in our stock is completely terminated or the redemption is considered to be "not essentially equivalent to a dividend." Under the applicable constructive ownership rules, a U.S. holder generally will be treated as the owner of any of our stock that is owned by certain related parties and certain entities in which the U.S. holder owns an interest, as well as any stock that a U.S. holder has a right to acquire through the exercise of an option. Whether a redemption is "not essentially equivalent to a dividend" depends on a U.S. holder's specific facts and circumstances.

        If a redemption does not result in a complete termination of a U.S. holder's interest in our stock and is not considered "not essentially equivalent to a dividend," then the redemption will be treated for U.S. federal income tax purposes as a distribution (without offset for the U.S. holder's adjusted tax basis in the shares redeemed) with respect to the U.S. holder's interest in the    % Preferred Stock subject to the rules applicable to distributions paid on the    % Preferred Stock. In that event, the U.S. holder's adjusted tax basis in the redeemed shares generally will be transferred to the U.S. holder's remaining shares of our stock. If the U.S. holder does not actually retain any shares of our stock (i.e., if the redemption fails to qualify as a complete termination due to application of the attribution rules), the U.S. holder's adjusted tax basis in the redeemed shares may be lost.

        Information Reporting and Backup Withholding.    In general, information reporting requirements will apply to distributions paid with respect to our    % Preferred Stock, and the proceeds of sales of Depositary Shares. A backup withholding tax at the rate of 28% (or, in certain circumstances, a regular withholding tax at the rate of 30%) generally will apply to such payments if the U.S. holder fails to provide a taxpayer identification number or an appropriate certification of exempt status.

        Any amounts withheld under the backup (or regular) withholding rules will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, provided that the required information and documentation is furnished to the IRS.

UNDERWRITING

        J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the joint book-running managers of this offering. We and the underwriters named below have entered into an underwriting agreement covering the Depositary Shares to be offered in this offering. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Depositary Shares set forth opposite the underwriter's name.

Underwriter	Number of Depositary Shares
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Stifel, Nicolaus & Company, Incorporated
Credit Lyonnais Securities (USA) Inc.
KBC Financial Products USA, Inc.

Total	8,000,000

        The underwriting agreement provides that if the underwriters purchase any of the Depositary Shares presented in the table above (which excludes those covered by the over-allotment option described below), then they must purchase all of these Depositary Shares. No underwriter is obligated to purchase any Depositary Shares allocated to a defaulting underwriter, except under limited circumstances.

        The underwriters are offering the Depositary Shares subject to the prior sale of the Depositary Shares, and when, as and if such Depositary Shares are delivered to and accepted by them. The underwriters will initially offer to sell Depositary Shares to the public at the initial public offering price shown on the cover page of this prospectus supplement. The underwriters may sell Depositary Shares to securities dealers at a discount of up to $            per Depositary Share from the initial public offering price. Any such securities dealers may resell Depositary Shares to certain other brokers or dealers at a discount of up to $            per Depositary Share from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

        If the underwriters sell more Depositary Shares than the total number shown in the table above, the underwriters have the option to buy up to an additional 1,200,000 Depositary Shares from us to cover such sales. They may exercise this option during the 30-day period from the date of this prospectus supplement. If any Depositary Shares are purchased with this option, the underwriters will purchase Depositary Shares in approximately the same proportions as shown in the table above.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,200,000 additional Depositary Shares.

Paid by Southern Union
	No Exercise	Full Exercise
Per Share
Total

        The underwriting discount will be $    per Depositary Share with respect to any Depositary Shares sold to certain institutions. Therefore, to the extent of any such sales to any such institutions, the actual total underwriting discount will be less than the amounts shown in the table above.

        The Depositary Shares are a new issue of securities with no established trading market. We have applied to list the Depositary Shares on the New York Stock Exchange under the symbol "SUGPrC." We expect trading of the Depositary Shares on the New York Stock Exchange to commence on the date of the initial delivery of the Depositary Shares in this offering. We have been advised by the underwriters that some of the underwriters intend to make a market in the Depositary Shares but are not obligated to do so and may discontinue any such market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of the    % Preferred Stock except as represented by the Depositary Shares.

        The representatives have advised us that, on behalf of the underwriters, they may make short sales of our Depositary Shares in connection with this offering, resulting in the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent that it does not exceed the 1,200,000 Depositary Shares subject to the underwriters' over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the Depositary Shares in the open market that could adversely affect investors who purchase Depository Shares in this offering. The underwriters may reduce or close out their covered short position either by exercising the over-allotment option or by purchasing Depositary Shares in the open market. In determining which of these alternatives to pursue, the underwriters will consider the price at which Depositary Shares are available for purchase in the open market as compared to the price at which they may purchase Depositary Shares through the over-allotment option. Any "naked" short position will be closed out by purchasing Depositary Shares in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our Depositary Shares following this offering. As a result, our Depositary Shares may trade at a price that is higher than the price that otherwise might prevail in the open market.

        The representatives have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, they may engage in transactions, including stabilizing bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of Depositary Shares at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of Depositary Shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Depositary Shares. A "penalty bid" is an arrangement permitting the representatives to claim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the Depositary Shares originally sold by that underwriter or syndicate member is purchased by the representatives in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The representatives have advised us that stabilizing bids and open market purchases may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        One or more of the underwriters may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, place orders online or through their financial advisors.

        We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $            .

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Some of the underwriters and certain of their affiliates have performed investment banking, advisory, general financing and commercial banking services for us and our subsidiaries from time to time for which they have received customary fees and expenses. Currently, affiliates of some of the underwriters are lenders under our short-term revolving credit facility. In addition, affiliates of some of the underwriters (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) are lenders under our long-term credit facility and term loan. The proceeds from this offering will be directed to repay principal amounts outstanding under our long-term credit facility and may be directed to repay principal amounts outstanding under our term loan. See "Use of Proceeds." Some of the underwriters were underwriters in our June Offerings. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as a co-dealer-manager for Panhandle's August 2003 tender offer. Merrill Lynch Capital Corporation and JPMorgan Chase Bank, affiliates of the respective joint book-running managers in this offering, provided interim bridge credit to Panhandle to provide a portion of the funds required to redeem one of two series of debentures in the Panhandle Refinancing. The underwriters may, from time to time in the future, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business. Because we may use more than 10% of the net proceeds from the sale of the Depositary Shares to repay indebtedness owned by us to affiliates of the underwriters, this offering is being made in compliance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. Conduct Rules. This rule requires that the public offering price of an equity security be no higher than the price recommended by a qualified independent underwriter which has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as qualified independent underwriter for this offering. The price of the Depositary Shares will be no higher than that recommended by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        It is expected that delivery of the Depositary Shares will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Depositary Shares on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS

        Certain legal matters with respect to this offering of our    % Preferred Stock and the Depositary Shares will be passed on for us by Fleischman and Walsh, L.L.P., Washington, D.C., and for the underwriters by Hughes Hubbard & Reed LLP, New York, New York. Roberts & Holland LLP is acting as special tax counsel to us in connection with this offering.

        Attorneys of Fleischman and Walsh, L.L.P. beneficially own shares of common stock that, in the aggregate, represent less than 2% of the outstanding shares of common stock of Southern Union. Hughes Hubbard & Reed LLP has provided and continues to provide legal services to us from time to time for which they have received customary fees and expenses.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report (which contains an explanatory paragraph that indicates that Southern Union Company has completed its purchase of Panhandle Eastern Pipe Line Company effective June 11, 2003 as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Panhandle Eastern Pipe Line Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appear in Panhandle Eastern Pipe Line Company's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference to Southern Union Company's Current Report on Form 8-K dated May 30, 2003, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by subsequently incorporated documents or by more recent information that is included directly in this prospectus supplement.

        We incorporate by reference the documents listed below that previously have been filed with the Commission. They contain important information about us, including Panhandle, and our financial condition.

COMMISSION FILINGS

Southern Union Company (File No. 1-6407)	Date Filed
Current Report on Form 8-K dated May 30, 2003 (Financial Statements)	May 30, 2003
Annual Report on Form 10-K for the year ended June 30, 2003	September 29, 2003
Current Report on Form 8-K dated September 29, 2003	September 29, 2003
Panhandle Eastern Pipe Line Company, LLC (File No. 1-2921)	Date Filed
Current Report on Form 10-Q for the quarterly period ended June 30, 2003	August 12, 2003

PROSPECTUS

$800,000,000

SOUTHERN UNION COMPANY

Debt Securities, Common Stock, Preferred Stock, Guarantees,
Warrants to Purchase Debt Securities, Common Stock and Preferred Stock,
Securities Purchase Contracts, Securities Purchase Units and Depositary Shares

SOUTHERN UNION FINANCING II
SOUTHERN UNION FINANCING III
Trust Preferred Securities Guaranteed by Southern Union Company
* * * * *

        We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Southern Union Company

        Southern Union Company may offer and sell the following securities:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  guarantees of trust preferred securities;

  •
  warrants to purchase debt securities, common stock and preferred stock;

  •
  securities purchase contracts and securities purchase units; and

  •
  depositary shares.

The Southern Union Company Trusts

        Southern Union Financing II and Southern Union Financing III may offer and sell trust preferred securities guaranteed by Southern Union Company

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 18, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission or the "SEC." By using a shelf registration statement, we may sell up to $800,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents that we incorporate by reference that constitute forward-looking statements that are based on current expectations, estimates and projections about the industry in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside the Company's control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review the Company's reports filed in the future with the Securities and Exchange Commission for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause or contribute to actual results differing materially from such forward-looking statements include the following: cost of gas; gas sales volumes; weather conditions in the Company's service territories; the achievement of operating efficiencies and the purchases and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief; the outcome of pending and future litigation; governmental regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; changes in business strategy; the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union; the impairment or sale of investment securities; and the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

        We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        In addition, Southern Union files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, and you may also obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Southern Union at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.

SEC Filings (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2002	September 27, 2002
Proxy Statement Relating to the Annual Meeting of Shareholders to be held November 5, 2002	October 7, 2002
Current Report on Form 8-K	October 30, 2002
Quarterly Report on Form 10-Q for the period ended September 30, 2002	November 14, 2002
Current Report on Form 8-K	January 2, 2003
Current Report on Form 8-K	January 16, 2003
Current Report on Form 8-K	January 30, 2003
Quarterly Report on Form 10-Q for the period ended December 31, 2002	February 14, 2003
Current Report on Form 8-K	March 10, 2003
Current Report on Form 8-K	March 14, 2003

        We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus until the termination of the offering of the securities offered by this prospectus. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibits are specifically incorporated by reference in such document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Attention: Richard N. Marshall
Director of Investor Relations and Treasurer
Southern Union Company
One PEI Center
Wilkes-Barre, Pennsylvania 18711
Telephone No.: (570) 829-8600

        Separate financial statements of the trusts have not been included in this prospectus. Southern Union and the trusts do not consider such financial statements to be helpful because:

  •
  Southern Union beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by any trust preferred securities issued and sold). See "The Trusts," "Description of Securities—Trust Preferred Securities" and "Trust Guarantees."

  •
  Southern Union will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are in the same position with regard to assets of Southern Union as a holder of the subordinated debt securities to be issued by Southern Union.

  •
  In future filings under the Securities Exchange Act of 1934, an audited footnote to Southern Union's annual financial statements will state that all common securities issued by the trusts are owned by Southern Union, that the sole assets of the trusts are the subordinated debt securities of Southern Union having a specified total principal amount and that, considered together, Southern Union's obligations under the subordinated debt securities and the related agreements, including the guarantees, constitute a full and unconditional guarantee by Southern Union of the trusts' obligations under the trust preferred securities.

  •
  Each trust is a special purpose entity, has not engaged in any activity since its creation, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "The Trusts."

SOUTHERN UNION COMPANY

        Southern Union's principal line of business is the distribution of natural gas as a public utility in Missouri, Pennsylvania, Rhode Island and Massachusetts. Southern Union's principal operating divisions are:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 501,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett);

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 158,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport); and

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 298,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts).

        Previously Southern Union's utility operations included Southern Union Gas, headquartered in Austin, Texas, which served approximately 535,000 customers in Texas (including Austin, Brownsville, El Paso, Galveston, Harlingen, McAllen and Port Arthur). On October 16, 2002, Southern Union entered into a definitive agreement with ONEOK, Inc. ("ONEOK"), of Tulsa, Oklahoma, to sell Southern Union Gas Company, its Texas division, and related assets to ONEOK for approximately $420 million in cash. After receiving necessary consents and approvals, this transaction closed effective January 1, 2003.

        The diverse geographic area of Southern Union's natural gas utility distribution systems should reduce the overall sensitivity of Southern Union's operations to weather risk and local economic conditions.

        Southern Union and its subsidiaries seek to support and expand their natural gas and other energy sales and capitalize on their energy expertise. Southern Union subsidiaries operate or manage natural gas pipeline systems and generate electricity. Central to all of Southern Union's present businesses and strategies is the distribution and transportation of natural gas. The Company recently entered into agreements involving two interstate natural gas pipeline companies:

  •
  On December 21, 2002, Southern Union entered into agreements with respect to the purchase of the Panhandle Eastern Pipe Line Company from a subsidiary of CMS Energy Corporation for approximately $1.8 billion, which includes $1.166 billion in gross Panhandle debt. The transactions are expected to close by Spring 2003 following clearance by the Federal Trade Commission under the Hart-Scott-Rodino Act. Panhandle is primarily engaged in the interstate transmission and storage of natural gas, and operates a large natural gas pipeline network in the Mid-Continent.

  •
  On November 20, 2002, Energy Worx, Inc., a wholly-owned subsidiary of the Company, entered into a Management Services Agreement with Southern Star Central Corp. whereby Energy Worx agreed to provide management services with respect to the interstate natural gas pipeline business conducted by Southern Star Central and its subsidiaries, which subsidiaries presently include Southern Star Central Gas Pipeline, Inc. (formerly known as, Williams Central Gas Pipeline, Inc.) and Western Frontier Pipeline Company, which were purchased by Southern Star Central from Williams Gas Pipeline Company, LLC on November 15, 2002. As a condition to the Missouri Public Service Commission's approval of the Panhandle acquisition, Southern Union must divest Energy Worx not later than June 30, 2003.

        Southern Union is a sales and market-driven energy company whose management is committed to achieving profitable growth in an increasingly competitive business environment. Southern Union's strategies for achieving these objectives principally consist of:

  •
  promoting new sales opportunities and markets for natural gas;

  •
  enhancing financial and operating performance;

  •
  expanding Southern Union through development of existing utility businesses and possibly by acquiring selective new utility distribution companies, regulated interstate pipeline businesses and other energy service businesses;

  •
  selectively investing in complementary businesses; and

  •
  partnering with companies which complement Southern Union's existing customer service and core utility business or provide equity funding.

        Southern Union's management develops and continually evaluates these strategies and their implementation by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout Southern Union's existing businesses, reflects its commitment to enhancing shareholder value.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

THE TRUSTS

        Southern Union Financing II and Southern Union Financing III are each a statutory business trust created under Delaware law through the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on March 28, 1995. At the time of public issuance of trust preferred securities by a trust, the related trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. The amended and restated trust agreement is referred to as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

  •
  issuing and selling to the public the trust preferred securities, representing undivided beneficial interests in the assets of the trust;

  •
  issuing and selling to Southern Union common securities, representing undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds from the sale of the trust preferred securities and the common securities in subordinated debt securities issued by Southern Union;

  •
  distributing the cash payments it receives from the subordinated debt securities owned by it to the holders of the trust preferred securities and the common securities; and

  •
  engaging in those other activities necessary or incidental to these purposes.

        Each trust has a term of approximately 55 years from formation, but may terminate earlier as provided in the trust agreement.

        The proceeds from the offering and the sale of the common securities and the trust preferred securities will be used by each trust to purchase from Southern Union subordinated debt securities in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The subordinated debt securities will bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and will have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debt securities will rank subordinate in right of payment to all of Southern Union's senior indebtedness (as defined herein). Distributions on the common securities and the trust preferred securities issued by a trust may not be made unless the trust receives corresponding interest payments from Southern Union on the subordinated debt securities held by it. Southern Union will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Southern Union. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), each trust may be liquidated and the holders of the common securities and trust preferred securities could receive subordinated debt securities in lieu of any liquidating cash distribution.

        All of the trust common securities will be owned by Southern Union. Southern Union will, directly or indirectly, in connection with an offering of trust preferred securities by a trust, purchase common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust.

        Each trust initially will have four trustees. Two of the trustees will be persons who are employees or officers of or who are affiliated with Southern Union and will be referred to as the administrative trustees. The third trustee will be a financial institution that is unaffiliated with Southern Union, which trustee will serve as property trustee under the applicable trust agreement and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Wilmington Trust Company will be the property trustee until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as the Delaware trustee, the fourth trustee, for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as guarantee trustee under each trust guarantee. See"Description of the Trust Guarantees."

        The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will have the power to exercise all rights, powers and privileges under the applicable indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of the distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities.

        Southern Union, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Southern Union will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be administrative trustees. Southern Union will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

        The office of the Delaware trustee for each trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The address for each trust is c/o Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, telephone (570) 820-2400.

USE OF PROCEEDS

        The net proceeds received by Southern Union from the issuance of the offered securities will be used for general corporate purposes, including:

  •
  repurchases of outstanding long-term debt securities and redemptions of other outstanding trust preferred securities and guarantees;

  •
  repayment of other borrowings, including short-term borrowings under bank credit agreements; and

  •
  as otherwise disclosed in any supplement to this prospectus.

        The proceeds received by each of the trusts from the sale of its trust preferred securities and common securities will be invested in subordinated debt securities issued by Southern Union and Southern Union in turn will use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

        The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. Southern Union may invest any funds it does not require immediately in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges on an historical basis for each of the five years in the period ended June 30, 2002, and for the six-month period ended December 31, 2002. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

		Year Ended June 30,
	Six Months Ended December 31, 2002
		2002	2001	2000		1999		1998
Ratio of Earnings to Fixed Charges	1.29	1.05	1.59	—	*	—	*	—	*

*
The earnings were inadequate to cover fixed charges by approximately $12.4 million, $13.5 million and $16.1 million for the years ended June 30, 2000, 1999 and 1998, respectively. In accordance with generally accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000, 1999 and 1998. All outstanding debt of Southern Union Company and subsidiaries is maintained at the corporate level and no debt was assumed by ONEOK, Inc. in the sale of the Company's Texas Operations, effective January 1, 2003.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of senior debt securities by Southern Union (the "senior indenture");

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Southern Union (the "subordinated indenture");

  •
  the Declaration of each trust; and

  •
  Southern Union's guarantee of the trust preferred securities issued by each trust.

        Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

        Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Southern Union may offer by this prospectus. The debt securities may be issued as either senior debt securities or subordinated debt securities.

        The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

        Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. Whenever we refer to defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the indentures and not this summary that defines your rights. There may be other provisions which also are important to you. Each indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        Southern Union may issue an unlimited amount of debt securities under the indentures in one or more series. The Company is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southern Union will be unsecured obligations of the Company.

        Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Southern Union or in one or more officers' certificates of Southern Union pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

  •
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities—any optional redemption periods;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

  •
  restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  any other terms of the debt securities.

Ranking

        The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities. We have outstanding debt securities which are secured by mortgages on assets in our PG Energy and New England divisions. As a result, those securities have priority with respect to those mortgaged assets. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to our prior payment in full of our senior debt, to the extent and in the manner set forth under the caption "—Subordination" below and as may be set forth in a prospectus supplement from time to time. The debt securities are obligations of Southern Union exclusively, and are not the obligations of any of our subsidiaries.

Denominations

        The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Covenants

        Under the indentures, we will:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

        The indenture provides that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

  •
  either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obligations under the debt securities and their respective indentures;

  •
  no default or event of default is existing immediately after the transaction; and

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia.

Liens

        Pursuant to the indenture, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

        The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

  (1)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

  (2)
  we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repayment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

  (3)
  the Attributable Debt (as defined below under "Terms Described in the Indenture") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Terms Described in the Indenture" below).

Events of Default

        The indentures provide that any one of the following events is an event of default:

  •
  failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

  •
  failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;

  •
  cross-acceleration of our other debt in excess of 10% of our consolidated net worth;

  •
  events in any bankruptcy, insolvency or reorganization of our company;

  •
  any other event of default listed in the indenture for debt securities of that series.

        We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

        If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

        We and the trustees may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change our obligation to pay additional amounts in respect of any debt security of such series;

  •
  reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

  •
  adversely affect any right of repayment at the option of the holder of any debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

  •
  reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        We and the trustees may modify and amend the indentures without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to us as obligor under an indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indentures but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  secure the debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee; and

  •
  to change the indentures with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indentures, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indentures. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indentures at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indentures.

Defeasance

        We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

        Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

        While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indentures

        Attributable Debt means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

  •
  the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and

  •
  the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        Consolidated Net Tangible Assets means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting:

  •
  all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

        Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

        The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of debt securities, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Subordination

        Unless indicated differently in a prospectus supplement, Southern Union's subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of its senior debt. This means that, upon:

  (a)
  any distribution of the assets of Southern Union upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b)
  acceleration of the maturity of the subordinated debt securities; or

  (c)
  a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d)
  acceleration of the maturity of any senior debt as a result of a default, the holders of all of Southern Union's senior debt will be entitled to receive:

  •
  in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt;

  •
  and in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

  before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

        "Senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed;

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

        Due to the subordination, if assets of Southern Union are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

        The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Southern Union's ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Southern Union expects that it will incur substantial additional amounts of indebtedness in the future.

Conversion Rights

        The terms and conditions of any series of debt securities being offered that are convertible into common stock of Southern Union will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Governing Law

        Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK

        Unless indicated differently in a prospectus supplement, this section describes the terms of Southern Union's common stock and preferred stock. The following description of Southern Union's common stock and preferred stock is only a summary. The description of Southern Union's preferred stock is qualified in its entirety by reference to the certificate of incorporation and bylaws of Southern Union. Keep in mind that it is the certificate of incorporation and the bylaws that will define your rights as a holder of either Southern Union common stock or Southern Union preferred stock. Therefore, you should read carefully the more detailed provisions of Southern Union's restated certificate of incorporation, as amended, and Southern Union's bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        The authorized capital stock of Southern Union consists of (1) 200,000,000 shares of Southern Union common stock, par value $1 per share, and (2) 6,000,000 shares of preferred stock, no par value. As of December 31, 2002, there were 55,554,856 issued and outstanding shares of Southern Union common stock and no shares of Southern Union preferred stock issued and outstanding. No other classes of capital stock are authorized under the Southern Union restated certificate of incorporation, as amended. The issued and outstanding shares of Southern Union common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

SOUTHERN UNION COMMON STOCK

        Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

        The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefore, subject to any preferential dividend rights of outstanding shares of Southern Union preferred stock.

        Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

        Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

Other Considerations Relating to Southern Union Common Stock

        In September of 2000, Southern Union completed its acquisition of Fall River Gas and ProvEnergy. Southern Union is a Delaware corporation. As discussed above, the rights of a holder of Southern Union's restated certificate of incorporation are presently governed by Southern Union's restated certificate of incorporation and by bylaws and the Delaware General Corporation Law ("DGCL"). In effecting the merger with Fall River Gas and ProvEnergy,Southern Union also became subject to the provisions of Chapter 164 of Massachusetts General Law ("MGL"), which governs the rates and terms of service provided by gas and electric utilities operating in Massachusetts.

        Following the merger with Fall River Gas, Southern Union has continued to exist as a Delaware corporation and Southern Union's restated certificate of incorporation and bylaws have survived, rather than those of Fall River Gas. As a gas utility operating in Massachusetts, Southern Union is exempt from the provisions of Massachusetts business law (Chapter 156B), except to the extent that any provisions are incorporated into Chapter 164. Chapter 164 incorporates only minor aspects of the corporate governance provisions of Chapter 156B. But for a limited exception discussed below, there are no material differences between those provisions and the provisions of DGCL.

        With respect to Southern Union, the single material difference between the provisions of Chapter 164 and the DGCL pertains to the requirements of shareholder approval in the limited circumstance where there is a merger involving Southern Union and another gas utility operating in Massachusetts. This type of transaction would require approval by the Massachusetts Department of Telecommunications and Energy ("MDTE"). The applicable provision of Chapter 164 requires a vote approving the merger by two-thirds of the Company's shareholders; whereas, under DGCL, only a majority of shareholders must approve a merger. It remains Southern Union's intention while conducting its corporate governance activities to comport with the requirements of DGCL; however, in these limited circumstances, namely a future merger between Southern Union and another gas or electric utility operating in Massachusetts subject to Chapter 164, the Company would have to abide by the more stringent requirement of the MGL to obtain a two-thirds shareholder vote in favor of the merger in order to receive approval for the transaction from the MDTE. However, in meeting this requirement of Chapter 164 of the MGL, the Company would also have met the lower threshold required by the DGCL.

        In addition, a company operating as a utility in either Massachusetts or Rhode Island, cannot issue a stock dividend without approval from the MDTE or the Rhode Island Public Utilities Commission ("RIDPUC"), as applicable. Historically, we have had a policy of declaring and distributing an annual 5% stock dividend. Since our 2001 dividend, we have sought and received approval for such dividend from both agencies.

        The registrar and transfer agent for the Southern Union common stock is BankBoston, N.A. c/o EquiServe, L.P.

SOUTHERN UNION PREFERRED STOCK

        Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of Southern Union preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Currently, there are no shares of Southern Union preferred stock outstanding.

        Prior to the issuance of shares of each series of Southern Union preferred stock, the Board of Directors is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware with respect to the preferred stock, both of which we will make publicly available in a filing we will make with the SEC with respect to any offering of preferred stock. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a)
  the number of shares constituting that series and the distinctive designation of each such series;

  (b)
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

  (c)
  whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d)
  whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (e)
  whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case or redemption, which amount may vary under different conditions and at different redemption dates;

  (f)
  whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

  (g)
  the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southern Union, and the relative rights of priority, if any, of payment of shares of each series; and

  (h)
  any other relative rights, preferences and limitations of each series.

        All shares of Southern Union preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

        In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Southern Union preferred stock being offered:

  (a)
  the number of shares of the Southern Union preferred stock offered, the liquidation preference per share and the offering price of the Southern Union preferred stock;

  (b)
  the procedures for any auction and remarketing, if any, for the Southern Union preferred stock;

  (c)
  any listing of the preferred stock on any securities exchange; and

  (d)
  a discussion of any material and/or special United States federal income tax considerations applicable to the Southern Union preferred stock.

Rank

        The Southern Union preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a)
  senior to all classes or series of Southern Union common stock and to all of our equity securities ranking junior to the Southern Union preferred stock;

  (b)
  on a parity with all of the Southern Union's equity securities the terms of which specifically provide that the equity securities rank on a parity with the Southern Union preferred stock; and

  (c)
  junior to all of Southern Union's equity securities the terms of which specifically provide that the equity securities rank senior to the Southern Union preferred stock.

DESCRIPTION OF WARRANTS

        This section describes the general terms of the warrants that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        Southern Union may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be made publicly available in a filing we will make with the SEC with respect to any offering of warrants.

Debt Warrants

        Southern Union may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the debt warrants;

  •
  the initial offering price;

  •
  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants: and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

        We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants: and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

        This section describes the general terms of the securities purchase contracts and securities purchase units that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

        Southern Union may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contract will be made publicly available in a filing we will make with the SEC with respect to any issuance of stock purchase contracts and stock purchase units.

Debt Purchase Contracts and Debt Purchase Units.

        Southern Union may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

        The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder's obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original debt purchase contract. The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued, all of which will be made publicly available in a filing we will make with the SEC with respect to any issuance of debt purchase contracts and debt purchase units. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms of the depositary shares Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

        Southern Union may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public. The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

        Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

        If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

        When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

        Southern Union and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

        Southern Union may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares;

  •
  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreements. It summarizes only those portions of the trust preferred securities and the trust agreements which we believe will be most important in your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreements, and not this summary, that define your rights. There may be other provisions in the trust agreements which are also important to you. You should read the trust agreements themselves for a full description of their terms. A form of each trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of each trust agreement.

        Each trust may issue one series of trust preferred securities having terms described in the prospectus supplement for that series. The trust agreement of each trust authorizes the establishment of no more than one series of trust preferred securities, which will represent undivided beneficial interests in the assets of the trust. The terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and any other preferred, deferred or other special rights or restrictions, will be described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. The prospectus supplement for each specific series of trust preferred securities will state the terms for the trust preferred securities of that series, including:

  •
  the distinctive designation of the trust preferred securities;

  •
  the number of trust preferred securities to be issued;

  •
  the annual distribution rate (or method of determining such rate) and the date or dates upon which such distributions will be payable;

  •
  whether distributions on the trust preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the obligation, if any, of the trust to purchase or redeem the trust preferred securities following an exercise by Southern Union of an option under the corresponding subordinated debt securities, and the terms and conditions of such purchases or redemptions;

  •
  the period or periods, if any, within which the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder thereof into other property or cash;

  •
  the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities for specified actions or amendments to the trust agreement;

  •
  the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties assessments or governmental charges been imposed;

  •
  the terms and conditions, if any, upon which the subordinated debt securities held by the trust may be distributed to the holders of the trust preferred securities; and

  •
  any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement and applicable law.

        All trust preferred securities offered by this prospectus will be guaranteed by Southern Union on a subordinated basis and to the extent described under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto.

        In connection with the issuance of trust preferred securities by a trust, that trust will issue one series of common securities having such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other rights or restrictions as will be described in the trust agreement. Except as described below, the terms of the common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by that trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the related trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will have the right to vote and the right to appoint, remove or replace any of the trustees of the related trust. All common securities will be directly or indirectly owned by Southern Union.

Effect of Obligations Under the Subordinated Debt Securities and the Guarantees

        The purpose of each trust is to issue the common securities and the trust preferred securities and to use the proceeds from such issuance to acquire subordinated debt securities from Southern Union.

        As long as payments of interest and other payments on the subordinated debt securities are made when due, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

  •
  the total principal amount of the subordinated debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

  •
  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

  •
  Southern Union will pay all, and no trust shall be obligated to pay any, of the trusts' costs, expenses, debts and liabilities (other than with respect to the common securities and the trust preferred securities); and

  •
  the trustees may not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions and other payments due on the trust preferred securities (to the extent funds for distributions and other payments are available to the trust) are guaranteed by Southern Union as and to the extent discussed under "Description of the Trust Guarantees" below. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, it is expected that that trust will not have sufficient funds to pay distributions on the trust preferred securities. The Southern Union guarantees, which are for the purpose of ensuring that each trust performs its obligations to pay distributions on the trust preferred securities, do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities. Each trust will have sufficient funds only if and to the extent that Southern Union has made a payment of interest or principal on the subordinated debt securities held by the trust as its sole asset. The Southern Union guarantee for a trust, when taken together with Southern Union's obligations under the subordinated debt securities held by that trust and the related indenture, and Southern Union's obligations under the applicable trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts due on the trust preferred securities issued by that trust.

        If Southern Union fails to make interest or other payments on the subordinated debt securities issued by a trust when due (taking account of any extension period), the applicable trust agreement provides a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debt securities held by the trust. If a property trustee fails to enforce its rights under the subordinated debt securities, a holder of related trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Southern Union to enforce the property trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under a trust agreement, and such event is attributable to the failure of Southern Union to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable (or, in the case of redemption, on the redemption date), then a holder of the related trust preferred securities may institute legal proceedings directly against Southern Union to obtain payment. If Southern Union fails to make payments under any guarantee, that guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under a related guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

DESCRIPTION OF THE TRUST GUARANTEES

        At the same time as a trust issues trust preferred securities, Southern Union will execute and deliver a trust guarantee for the benefit of the holders of the trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee, or guarantee trustee, under the trust guarantee.

        The following is a summary of the material terms and provisions of the trust guarantees. It summarizes only those portions of the trust guarantees which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust guarantees, and not this summary, which define your rights. There may be other provisions in the trust guarantees which are also important to you. You should read the trust guarantees themselves for a full description of their terms. A form of the trust guarantees is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the trust guarantees.

General

        Under each trust guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth therein, to pay the trust guarantee payments described below to the holders of the related trust preferred securities in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment.

        The following payments (referred to as trust guarantee payments) to the extent not paid by the related trust when due, will be subject to the related trust guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for payment at that time;

  •
  the redemption price of any trust preferred securities called for redemption, to the extent that the trust has funds available for payment at that time; and

  •
  upon voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all trust preferred securities), the lesser of:

  •
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent that the trust has funds available for payment at that time; and

  •
  the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities.

        Southern Union's obligation to make a trust guarantee payment will be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

        Each trust guarantee will be a full, unconditional and irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, that trust will not be able to pay distributions on the trust preferred securities issued by it and will not have funds available for such payment.

        Southern Union will, for each trust, through the trust guarantee, the trust agreement, the subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that will have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Southern Union has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the trust guarantees, except that upon the occurrence and during the continuation of an event of default under the trust agreement, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

        In each trust guarantee, Southern Union will covenant that it will not, if (1) there shall have occurred any event of which Southern Union has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the related indenture and (b) in respect of which Southern Union shall not have taken reasonable steps to cure, (2) Southern Union shall be in default with respect to its payment of any obligations under the trust guarantee, or (3) Southern Union shall have given notice of its selection of an extension period as provided in the related indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or capital stock of any of its subsidiaries that are not wholly-owned (other than any stock dividend paid by Southern Union or any of its subsidiaries where the dividend stock is of the same type as that on which the dividend is being paid); or

  •
  make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Southern Union that rank equal or junior to the subordinated debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Southern Union where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the trust guarantees, (c) as a result of a reclassification of Southern Union's capital stock or the exchange or conversion of one series or class of Southern Union's capital stock for another series or class of Southern Union's capital stock, and (d) the purchase of fractional interest in shares of Southern Union's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, no trust guarantee may be amended without the prior approval of the holders of not less than 66% in liquidation amount of the related outstanding trust preferred securities. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Southern Union and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under a trust guarantee will occur upon Southern Union's failure to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee.

        If the guarantee trustee fails to enforce the trust guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Southern Union to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Southern Union has waived any right or remedy to require that any action be brought just against the trust, the guarantee trustee or any other person or entity before proceeding directly against Southern Union.

        Southern Union will be required to provide annually to the guarantee trustee a statement as to the performance by it of certain of its obligations under each of the trust guarantees and as to any default in such performance. Southern Union will be required to file annually with the guarantee trustee an officer's certificate as to its compliance with all conditions under each of the trust guarantees.

Termination

        Each trust guarantee will terminate and be of no further force and effect upon the first to occur of:

  •
  full payment of the redemption price of all related trust preferred securities;

  •
  distribution of the subordinated debt securities to the holders of the related trust preferred securities in exchange for all the related trust preferred securities; or

  •
  full payment of the amounts payable upon liquidation of the related trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

        The trust guarantees will constitute unsecured obligations of Southern Union and will rank:

  •
  subordinate and junior in right of payment to all senior indebtedness of Southern Union in the same manner as the subordinated debt securities (See "Description of the Subordinated Debt Securities—Subordination"); and

  •
  equally with the related subordinated debt securities and any other subordinated debt securities and related trust guarantees now or hereafter issued by Southern Union.

        The terms of the trust preferred securities provide that each holder thereof, by acceptance of the trust preferred securities, agrees to the subordination provisions and other terms of the related trust guarantee.

        The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against any other person or entity. The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the related trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Southern Union.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the guarantee trustee.

Governing Law

        The trust guarantees will be governed by, and interpreted in accordance with, the laws of the State of New York.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General Summary

        Following issuance of trust preferred securities by a trust, the trust will use the proceeds of such issuance to purchase subordinated debt securities from Southern Union. The subordinated debt securities may be issued in one or more series. Only one series of subordinated debt securities will be issued to a particular trust, or the property trustee of such trust. That trust will hold all of the subordinated debt securities of that series.

        Each series of subordinated debt securities will be issued under the Subordinated Debt Securities Indenture, dated as of May 10, 1995, between Southern Union and JP Morgan Chase Bank, as the subordinated debt securities trustee, as supplemented by a supplemental indenture for such series. The subordinated debt securities indenture, as so supplemented, will be called the "indenture."

        The following is a summary of the material terms and provisions of the subordinated debt securities and the indenture. It summarizes only those portions of the subordinated debt securities and indenture which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights. There may be other provisions in the indenture which are also important to you. You should read the indenture itself for a full description of its terms. Both the indenture and a form of the supplemental indenture will be made publicly available in a filing we make with the SEC with respect to any offering we make of subordinated debt securities. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the indenture and form of supplemental indenture.

        Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will have a junior position to all of Southern Union's senior debt securities.

        The subordinated debt securities are issued to a trust or the property trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated debt securities may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust preferred securities.

        The prospectus supplement with respect to the issuance of trust preferred securities will include a description of the specific terms of the subordinated debt securities issued to the trust. These terms will include some or all of the following:

  •
  the title and type of the subordinated debt securities;

  •
  the total principal amount and the currency, if other than U.S. dollars, in which such subordinated debt securities are denominated;

  •
  the percentage of the principal amount at which the subordinated debt securities will be issued and any payments due if the maturity is accelerated;

  •
  the date on which the principal will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate and the interest payment dates;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate Southern Union to repurchase or otherwise redeem some or all of the subordinated debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the subordinated debt securities, including provisions for original issue discount securities, if offered;

  •
  restrictions on the declaration of dividends on Southern Union's capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  the rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of the subordinated debt securities of such series;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to such subordinated debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus; and

  •
  any other terms of such subordinated debt securities.

        For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

        The indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The indenture does not contain any provisions that would limit Southern Union's ability to incur debt. The indenture does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

        Under the indenture, Southern Union has the ability to issue debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of subordinated debt securities.

Denominations

        Subordinated debt securities issued to a trust will be issued as registered securities in denominations and integrals thereof, as will be set forth in the applicable prospectus supplement.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

        Under the subordinated indenture, Southern Union will:

  •
  pay the principal of, and interest and any premium on, the subordinated debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        For as long as any trust preferred securities are outstanding of either trust that holds, directly or indirectly through a property trustee of such trust, any subordinated debt securities, Southern Union will:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that certain successors that are permitted under the indenture may succeed to Southern Union's ownership of such common securities;

  •
  cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

  •
  use its reasonable efforts to cause such trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidations, Mergers and Sales

        The subordinated indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

  •
  such other entity assumes by supplemental indenture all of Southern Union's obligations under the indenture and the subordinated debt securities;

  •
  no default or event of default is existing immediately after the transaction;

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

  •
  certain other conditions are met.

Liens

        Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union's accounts receivable, inventory and related contract rights securing debt under Southern Union's revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

        If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments of Interest

        Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities for up to 20 consecutive quarters. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

  •
  Southern Union will not, and will cause any subsidiary that is not its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or the capital stock of any such subsidiary; and

  •
  Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

        The subordinated indenture provides that any one of the following events is an event of default:

  •
  failure to pay any interest due on any subordinated debt security for 10 days;

  •
  failure to pay the principal of, or any premium on, any subordinated debt security when due, whether at maturity, by acceleration, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25% of the outstanding subordinated debt securities of that series;

  •
  failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of 10% of Southern Union's consolidated net worth (the sum of stockholder's equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

  •
  the voluntary or involuntary dissolution, winding-up or termination of the applicable trust, except in connection with the distribution of the related subordinated debt securities to the holders of the common securities and the trust preferred securities in liquidation or redemption of the common securities and trust preferred securities, the redemption of all of the related trust preferred securities or certain mergers, consolidations or amalgamations permitted by the trust agreement;

  •
  certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

  •
  any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

        Southern Union is required to file annually with the subordinated debt securities trustee an officer's certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

        If an event of default, other than certain events with respect to Southern Union's bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.

        If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders' request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under indenture with respect to such series and its consequences (other than defaults resulting from Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any subordinated debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change Southern Union's obligation to pay additional amounts in respect of any subordinated debt security of such series;

  •
  reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

  •
  adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

  •
  reduce the percentage of holders of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding subordinated debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to Southern Union as obligor under the indenture;

  •
  to add to Southern Union's covenants for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add or change any provisions of the subordinated debt securities indenture to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of subordinated debt securities of any other series;

  •
  secure the subordinated debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and

  •
  to change the indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

        The indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least 10% in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance and Covenant Defeasance

        Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

        Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Financial Information

        While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Payment, Registration and Transfer

        Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

        The subordinated debt securities issued to a trust or the property trustee of such trust will be issued as registered subordinated debt securities. Registered subordinated debt securities will be securities recorded in the securities register kept at the corporate office of the subordinated debt securities trustee for the trust that issued that series of securities. Registered subordinated debt securities will be exchangeable for other registered subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

        In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

  •
  issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

        If the subordinated debt securities are distributed to the holders of the related trust preferred securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such subordinated debt securities are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Description of the Trust Preferred Securities—Book-Entry Only Issuance—The Depositary Trust Company."

Governing Law

        The subordinated debt securities and the indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Securities Trustee

        Prior to the occurrence of a default with respect to the indenture and after the curing or waiving of all events of default with respect to the indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

        Southern Union will have the right at all times to assign any of its rights or obligations under the Southern Union indenture to one of its direct or indirect wholly-owned subsidiaries. In the event of such an assignment, Southern Union will remain liable for all of its obligations. The indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless the company issuing the debt securities, trust preferred securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the "securities") indicates differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised each of the issuing companies that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be; the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or an Event of Default under the indenture has occurred and is continuing with respect to such series of securities, the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to Southern Union's Current Report on Form 8-K dated March 10, 2003, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

        Unless stated otherwise in the applicable prospectus supplement, the validity of the securities and the binding nature of the obligations represented by the debt securities, guarantees, units, warrants and contracts offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than one percent (1%) of the outstanding shares of common stock of Southern Union. Certain United States federal income taxation matters will be passed upon for Southern Union, Southern Union Financing II and Southern Union Financing III by special tax counsel to the Company and the Trusts when appropriate with respect to any particular offering.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time in one or more transactions

  (a)
  to purchasers directly;

  (b)
  to underwriters for public offering and sale by them;

  (c)
  through agents;

  (d)
  through dealers: or

  (e)
  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at;

  (a)
  a fixed price or prices, which may be changed;

  (b)
  market prices prevailing at the time of sale;

  (c)
  prices related to such prevailing market prices; or

  (d)
  negotiated prices.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

Direct Sales

        We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery of Securities Purchase Contracts

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price by means of delayed delivery of our securities purchase contracts. Such delayed delivery contracts will provide for payment for, and delivery of, the underlying security on future dates.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and we will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  •
  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

General Information

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

8,000,000 DEPOSITARY SHARES

EACH REPRESENTING ONE-TENTH OF A SHARE OF
      % NONCUMULATIVE PREFERRED STOCK, SERIES A
(LIQUIDATION PREFERENCE $250 PER SHARE)

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 18, 2003)

OCTOBER    , 2003

JPMorgan

Merrill Lynch & Co.

Wachovia Securities

A.G. Edwards & Sons, Inc.

Stifel, Nicolaus & Company
 Incorporated

Credit Lyonnais Securities (USA) Inc.

KBC Financial Products

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY Southern Union Company
The Offering
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For the twelve months ended June 30, 2003
DESCRIPTION OF DEPOSITARY SHARES
TERMS OF THE % PREFERRED STOCK
TAXATION
UNDERWRITING
LEGAL MATTERS
EXPERTS
INCORPORATION BY REFERENCE
COMMISSION FILINGS
$800,000,000
SOUTHERN UNION COMPANY
Debt Securities, Common Stock, Preferred Stock, Guarantees, Warrants to Purchase Debt Securities, Common Stock and Preferred Stock, Securities Purchase Contracts, Securities Purchase Units and Depositary Shares
SOUTHERN UNION FINANCING II SOUTHERN UNION FINANCING III Trust Preferred Securities Guaranteed by Southern Union Company
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SOUTHERN UNION COMPANY
THE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK
SOUTHERN UNION COMMON STOCK
SOUTHERN UNION PREFERRED STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF THE TRUST GUARANTEES
DESCRIPTION OF SUBORDINATED DEBT SECURITIES
DESCRIPTION OF GLOBAL SECURITIES
EXPERTS
VALIDITY OF THE SECURITIES AND THE GUARANTEES
PLAN OF DISTRIBUTION